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TABLE OF CONTENTS FOR FIRST PROSPECTUS
TABLE OF CONTENTS FOR SECOND PROSPECTUS

As filed with the Securities and Exchange Commission on March 27, 2003

Registration No. 333-99209

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 2 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SABRE HOLDINGS CORPORATION
Co-registrants are listed on the following page.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2662240 (I.R.S. Employer Identification No.)
3150 Sabre Drive Southlake, Texas 76092 (682) 605-1000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	James F. Brashear
Corporate Secretary
Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas 76092
(682) 605-1000
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)

        The Commission is requested to mail copies of all orders, notices and communications to:

Martin B. McNamara
Gibson, Dunn & Crutcher LLP
2100 McKinney Ave., Suite 1100
Dallas, Texas 75201
(214) 698-3100

        Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Debt Securities, Preferred Stock (par value $.01 per share), Depositary Shares, Class A Common Stock (par value $.01 per share), Warrants, Stock Purchase Contracts and Stock Purchase Units(2)	—	—
Trust Preferred Securities of SHC Capital Trust I	—	—
Trust Preferred Securities of SHC Capital Trust II	—	—
Trust Preferred Securities of SHC Capital Trust III	—	—
Trust Debt Securities of Sabre Holdings Corporation to be issued to SHC Capital Trust I, SHC Capital Trust II and SHC Capital Trust III	—	—
Guarantees of Trust Preferred Securities of SHC Capital Trust I, SHC Capital Trust II and SHC Capital Trust III by Sabre Holdings Corporation(3)(4)	—	—
Guarantees of the Debt Securities by Sabre Inc.(4)	—	—
Pass Through Certificates of Sabre Inc.	—	—
Guarantees of Pass Through Certificates of Sabre Inc. by Sabre Holdings Corporation(4)	—	—
Units comprising one or more classes of securities above	—	—

Total	$1,000,000,000	$92,000

(1)
Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). If any Debt Securities are issued at any original issue discount, the proposed maximum aggregate offering price shall include such greater amount as shall result in net proceeds of not more than $1,000,000,000 to the registrant.

(2)
Includes (i) such indeterminate number of shares of Class A common stock, preferred stock and depositary shares which may be issued upon conversion of preferred stock or debt securities or exercise of warrants or stock purchase contracts, (ii) such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for warrants, preferred stock or other debt securities to the extent such warrants, shares of preferred stock or other debt securities provide for conversion into or exchange for debt securities and (iii) stock purchase contracts that may be offered as part of units.

(3)
Includes the back-up undertakings of Sabre Holdings Corporation to provide certain indemnities relating to, and pay and be responsible for certain expenses, costs, liabilities and debts of, SHC Capital Trusts I, II and III and all other obligations of Sabre Holdings Corporation relating to such trusts.

(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        The following direct and indirect subsidiaries of registrant may guarantee debt securities or issue trust preferred securities or pass through certificates and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Sabre Inc.	Delaware	75-2109502
SHC Capital Trust I	Delaware	46-6117937
SHC Capital Trust II	Delaware	46-6117938
SHC Capital Trust III	Delaware	46-6117940

        EXPLANATORY NOTE

        This registration statement consists of two separate prospectuses covering securities to be registered as follows:

(1)
Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units of Sabre Holdings Corporation, together with related Guarantees of Debt Securities by Sabre Inc., and Trust Preferred Securities of SHC Capital Trust I, SHC Capital Trust II or SHC Capital Trust III, together with related Trust Debt Securities and Guarantees of Trust Preferred Securities of Sabre Holdings Corporation.

(2)
Pass Through Certificates of Sabre Inc. and Guarantees of Pass Through Certificates by Sabre Holdings Corporation.

Subject to Completion, dated March 27, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.

PROSPECTUS

Sabre Holdings Corporation

Debt Securities,
Preferred Stock, Depositary Shares,
Class A Common Stock, Warrants,
Stock Purchase Contracts and Stock Purchase Units
and Related Guarantees of Sabre Inc.

Trust Preferred Securities of SHC Capital Trust I,
SHC Capital Trust II and SHC Capital Trust III
and Related Trust Debt Securities
and Guarantees of Sabre Holdings Corporation

Units of These Securities

$1,000,000,000

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our Class A common stock is listed on the New York Stock Exchange under the symbol "TSG."

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our competitive strengths, business strategy, future financial position, budgets, forecasted revenue or earnings growth, cost estimates, expected operating margins or cash flow, future bookings outlook and technology adoption trends and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "project," "potential," "plan," "forecast," "expect," "should," "would," "intend," "estimate," "anticipate," "believe," "continue" or similar terminology. The expectations reflected in forward-looking statements may prove to be incorrect. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including but not limited to the risk factors contained in the section entitled "Risk Factors."

        All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by factors that could cause our actual results to differ materially from our expectations. We undertake no obligation to update publicly or revise any forward-looking statements.

i

        Unless the context otherwise requires, the terms "we," "us" and "our" refer to Sabre Holdings Corporation, a Delaware corporation, and its predecessors and direct and indirect subsidiaries.

RISK FACTORS

General

        Risks associated with an investment in our securities, and with achieving the forward-looking statements in this report, our news releases, our Web sites, public filings, investor and analyst conferences and elsewhere, include, but are not limited to, the risk factors described below. Any of the risk factors described below could have a material adverse effect on our business, financial condition or results of operations. We may not succeed in addressing these challenges and risks.

Our revenues are highly dependent on the travel and transportation industries, and particularly on the airlines, and a prolonged substantial decrease in travel bookings volumes could adversely affect us.

        Most of our revenue is derived from airlines, hotel operators, car rental companies and other suppliers in the travel and transportation industries. Our revenue increases and decreases with the level of travel and transportation activity and is therefore highly subject to declines in or disruptions to travel and transportation. The travel industry is seasonal and our revenue varies significantly from quarter to quarter. Factors that may adversely affect travel and transportation activity include:

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  the war in Iraq,

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  price escalation in travel-related industries,

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  airline or other travel-related labor action,

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  political instability and other future hostilities and war,

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  inclement weather,

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  fuel price escalation,

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  increased occurrence of travel-related accidents,

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  acts of terrorism,

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  economic downturns and recessions and

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  the financial condition of travel suppliers.

        The September 11, 2001 terrorist attacks on New York and Washington, and the economic downturn that preceded and was worsened by the attacks, may continue to adversely affect us and the travel industry. Additionally, the war in Iraq, the possibility of further terrorist attacks, hostilities and war, the financial instability of many of the air carriers and delays resulting from added security measures at airports may continue to adversely affect the travel industry. Airlines may reduce the number of their flights, making less inventory available to us. Several major airlines are experiencing liquidity problems and some have sought bankruptcy protection. Travelers' perceptions of passenger security or airlines' financial stability may have an adverse effect on demand. A prolonged substantial decrease in travel bookings volumes could have an adverse impact on our financial performance, operations, liquidity, or capital resources and could impair our ability to recover the carrying value of certain of our assets, including capitalized software, other intangible assets and goodwill.

We face competition from established and emerging travel distribution channels, which could divert customers to our competitors and adversely affect our results of operations.

        Our business includes channels of distribution that target the travel agency, corporate-direct and consumer-direct segments of the global travel distribution market. In all of these distribution channels, we face significant competitors, many of whom are aggressively seeking to divert our customers away from traditional distribution methods. In the travel agency channel, our Sabre global distribution system competes primarily against other large and well-established global distribution systems, including those operated by Amadeus, Gailileo and Worldspan. In addition, we face competition in the travel agency channel from travel suppliers that distribute directly to travel agencies and from other companies. In the corporate-direct channel, our GetThere business competes against similar products offered by Amadeus, Galileo, Worldspan and travel agencies. Some competitors market business travel systems that are bundled with financial and other non-travel software systems that we do not offer. As a result, our customers may choose to use our competitors' bundled products and services, which would reduce the revenue we otherwise would have earned from these customers. In the consumer-direct channel, our Travelocity product competes not only against similar products offered by affiliates of Amadeus, Galileo and Worldspan, but also with a large number of travel Web sites, including those operated by travel suppliers and by Expedia, Hotwire and Orbitz. Consolidation among travel suppliers, including airline mergers, may increase competition from distribution channels related to those suppliers and place more negotiating leverage in the hands of those suppliers. If we are unable to compete effectively, competitors could divert our customers away from our travel distribution channels and, unless we substitute alternative revenue streams, it could adversely affect our results of operations.

Some travel suppliers are aggressively seeking to bypass our travel distribution channels, which may have the effect of adversely affecting our results of operations.

        Some travel suppliers are aggressively seeking to decrease their reliance on global distribution systems such as our Sabre system. Airlines and other travel suppliers have significant ownership stakes in some of our global distribution system competitors, such as Amadeus, Galileo and Worldspan. Various airlines and hotels have established their own travel distribution Web sites. Several airlines and hotels have formed joint ventures that offer multi-supplier travel distribution Web sites (such as Orbitz in the United States and Opodo in Europe). Many of these travel suppliers offer discounted prices when their products and services are purchased from these supplier-related Web sites. Many of these discounted prices have not been made available to us. These pricing differences may have the effect of diverting customers from our distribution system to supplier-related Web sites.

Consolidation in the travel agency industry and increased competition for travel agency subscribers may result in increased expenses, lost bookings and reduced revenue.

        The absolute and relative size of our travel agency subscriber base is important to our success. Some travel suppliers have reduced or eliminated commissions paid to travel agencies (including consumer direct travel sites like Travelocity). The loss of commissions causes travel agencies to become more dependent on other sources of revenues, such as traveler-paid services fees and GDS-paid incentives. The reduction or elimination of supplier-paid commissions has forced some smaller travel agencies to close or to combine with larger travel agencies. Although we have a leading share of large travel agencies, competition is particularly intense among global distribution systems for larger travel agency subscribers. Consolidation of travel agencies may result in increased competition for these subscribers. Some of our competitors aggressively pay economic incentives to travel agencies to obtain business. In order to compete effectively, we may need to increase incentives, pre-pay incentives, increase spending on marketing or product development, or make significant investments to purchase strategic assets. If we do not retain subscribers representing a significant percentage of historic bookings through our global distribution system, our booking fee revenues would decrease.

Airlines that are divesting their ownership of global distribution systems might limit their participation in our global distribution system services, which would adversely affect our booking fee revenue and our results of operations.

        Rules in the U.S., Canada, the European Union and Peru govern computer reservation systems such as our Sabre global distribution system. Airlines (such as British Airways, United Airlines, US

Airways and Continental Airlines) that divest their ownership of global distribution systems may not be subject to these rules, which would otherwise require them to make their inventory available in our global distribution system in a non-discriminatory manner. We could be adversely affected by a decision by one or more large airlines to discontinue or limit their distribution of inventory through global distribution systems. Losing access to their inventory would make our global distribution system less attractive to travel agencies and travel purchasers, which could reduce our booking fee revenue. In order to gain access to inventory, it might become necessary for us to reduce the fees charged to suppliers, which could reduce our booking fee revenue.

Some of our competitors in the business are well funded, which may give these competitors a competitive advantage that could adversely affect our results of operations.

        Some of our competitors are owned by companies that are larger than us and that may have better access to capital than we do. This may afford them the ability to take advantage of more business opportunities, including acquisitions, business combinations and strategic alliances. They may have greater resources to enable them to finance strategic transactions and research and development in the business. These competitive advantages could allow our competitors to offer products and services for less than we can, which could reduce demand for our products and services and adversely affect our results of operations.

We may be unsuccessful in pursuing and integrating business combinations and strategic alliances, which could result in increased expenditures or cause us to fail to achieve anticipated cost savings or revenue growth.

        We plan to continue to examine possible business combinations, investments, joint ventures or other strategic alliances with other companies in order to maintain and grow revenue and market presence. There are risks inherent in these types of transactions such as: difficulty in assimilating the operations, technology and personnel of the combined companies; disruption of our ongoing business, including loss of management focus on existing businesses and other market developments; problems retaining key technical and managerial personnel; expenses associated with amortization of identifiable intangible assets; additional operating losses and expenses of acquired businesses; impairment of relationships with existing employees, customers and business partners; and fluctuations in value and losses that may arise from equity investments. In addition, we may not be able to: identify suitable candidates for business combinations and strategic investments; obtain financing or acceptable terms for such business combinations and strategic investments; or otherwise make such business combinations and strategic investments on acceptable terms.

Rapid technological changes and new distribution channels or unauthorized use of our intellectual property may render our technology obsolete or adversely affect the value of our current or future technologies to us and our customers, which could cause us to increase expenditures to upgrade our technology or develop competing products in new distribution channels and to protect them.

        New distribution channels and technology in our industry are evolving rapidly. Our ability to compete and our future results depend in part on our ability to make timely and cost-effective enhancements and additions to our technology, to introduce new products and services that meet customer demands and rapid advancements in technology and to protect our technology. Unauthorized use of our intellectual property could have a material adverse effect on us and our legal remedies may not adequately compensate us for the damages to our business caused by such use. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures and lead-time. We cannot assure you that we will successfully identify and develop new products or services in a timely manner, that products, technologies or services developed by others will not render our offerings obsolete or noncompetitive, or that the technologies in which we focus our research and development investments will achieve acceptance in the marketplace.

Our systems may suffer failures, capacity constraints and business interruptions, which could increase our operating costs and cause us to lose customers.

        Our businesses are largely dependent on the computer data centers and network systems operated by EDS. We rely on several communications service suppliers and on the global Internet to provide network access between our computer data center and end-users of our services. We occasionally experience system interruptions that make our global distribution system or other data processing services unavailable. Much of our computer and communications hardware is located in a single facility. Our systems might be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquakes, terrorist attacks, hostilities or war or similar events. Computer viruses, physical or electronic break-ins and similar disruptions affecting the global Internet or our systems might cause service interruptions, delays and loss of critical data. Problems affecting our systems could significantly diminish our reputation and brand name and prevent us from providing services. Although we believe we have taken adequate steps to address these risks, we could be harmed by outages in, or unreliability of, the data center or network systems.

Regulatory developments could limit our ability to compete by restricting our flexibility to respond to competitive conditions, which could cause our customers to be diverted to our competitors and adversely affect our revenue and results of operation.

        The U.S. Department of Transportation ("DOT") released its notice of proposed rule making ("NPRM") on November 12, 2002 as part of its comprehensive review of its rules governing computer reservation systems ("CRS") such as our Sabre global distribution system. If those rules were to become final in their current form, we would be adversely affected. In particular, the rules could facilitate efforts by the airline owners of Orbitz and Worldspan to divert travel bookings to distribution channels that they own and control. Carriers that own CRS systems would no longer be required to participate in competing systems. The proposed rules would also limit our ability to enforce certain provisions in the CRS agreements we have with both airlines and travel agents and reduce the value of marketing information sold by Sabre to airline associates. Furthermore, the proposed rules would apply to traditional CRS systems but not to travel distribution Web sites, even if they have the same functionality as a traditional CRS system and even if accessed by travel agents. The NPRM is not the final rule. We have submitted a response to the NPRM in which we urge DOT to deregulate all CRS systems, including Worldspan upon its divestiture by its airline owners. In addition, our response advises DOT that we do not believe that it has the legal power to apply any of its CRS regulations directly to CRS providers, like Sabre, that are independent of airline ownership and control. The proposed rules may be implemented with few changes, may be implemented with major changes or we may see CRS systems become completely deregulated. We do not know when the proposed regulations might become final or whether our proposals will be accepted. Our business could be adversely affected under any of the possible scenarios.

        The Commission of the European Union (the "Commission") is also engaged in a comprehensive review of its rules governing CRS systems. It is unclear at this time when the Commission will complete its review and what changes, if any, will be made to the E.U. rules. We could be unfairly and adversely affected if the E.U. rules are retained as to traditional global distribution systems used by travel agencies but are not applied to travel distribution Web sites owned by more than one airline. We could also be adversely affected if changes to any of the foregoing CRS rules increased our cost of doing business, weakened the non-discriminatory participation rules to allow one or more large airlines owning a competing CRS to discontinue or to lower its level of participation in our global distribution system, or caused us to be subject to rules that do not apply to our global distribution competitors.

We face trade barriers outside of North America that limit our ability to compete, which could require us to increase incentives, reduce prices, increase spending on marketing or product development, or otherwise to take actions that could adversely affect our results of operations.

        Trade barriers erected by non-U.S. travel suppliers, who are historically often government-owned, have on occasion prevented us from offering our products and services in their markets or have denied us content or features that they give to our competitors. Those trade barriers make our products and services less attractive to travel agencies in those countries than products and services offered by other global distribution systems that have such capability. The potential for us to add new travel agency subscribers exists primarily outside of North America. Those trade barriers have restricted our ability to gain market share outside of the U.S. Competition in those countries could require us to increase incentives, reduce prices, increase spending on marketing or product development, or otherwise to take actions that could adversely affect our results of operations.

Our international operations are subject to other risks, which may impede our ability to grow internationally and adversely affect our overall results of operations.

        We face risks inherent in international operations, such as risks of:

  •
  currency exchange rate fluctuations,

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  local economic and political conditions including conditions resulting from the war in Iraq,

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  restrictive governmental actions, such as trade protection measures, including export duties and quotas and custom duties and tariffs,

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  changes in legal or regulatory requirements,

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  import or export licensing requirements,

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  limitations on the repatriation of funds,

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  difficulty in obtaining distribution and support,

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  nationalization,

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  different accounting practices and potentially longer payment cycles,

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  seasonal reductions in business activity,

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  higher costs of doing business,

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  consumer protection laws and restrictions on pricing or discounts,

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  lack of, or the failure to implement, the appropriate infrastructure to support our technology,

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  lesser protection in some jurisdictions for our intellectual property,

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  disruptions of capital and disruptions of trading markets,

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  laws and policies of the U.S. affecting trade, foreign investment and loans and

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  foreign tax and other laws.

        These risks may adversely affect our ability to conduct and grow business internationally, which could cause us to increase expenditures and costs, decrease our revenue growth or both.

SABRE

        We are a world leader in travel commerce, providing distribution and retailing of travel products and technology solutions for the travel industry. We serve travel agents, individual travelers, companies managing business travelers and travel suppliers through our Sabre Travel Network™ (formerly Travel Marketing & Distribution), Travelocity™, GetThere™ and Sabre Airline Solutions™ (formerly Airline Solutions) business segments.

        Our principal executive offices are located at 3150 Sabre Drive, Southlake, Texas 76092, our telephone number is (682) 605-1000.

THE TRUSTS

        We created three Delaware business trusts pursuant to three trust agreements executed by us as sponsor for each trust, appointed trustees for each trust and filed a certificate of trust for each trust with the Delaware Secretary of State. The trusts are named SHC Capital Trust I, SHC Capital Trust II and SHC Capital Trust III. The trust agreement for each trust will be amended and restated prior to the issuance and sale by such trust of its trust securities, which consist of trust preferred securities and trust common securities. The original trust agreement is, and the form of the amended and restated trust agreement will be, filed as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement for each trust states the terms and conditions for each trust to issue and sell its trust securities.

        Each trust will exist solely to:

    •
    issue and sell its trust securities;

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    use the proceeds from the sale of its trust securities to purchase and hold a series of our trust debt securities;

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    maintain its status as a grantor trust for federal income tax purposes; and

    •
    engage in other activities that are necessary or incidental to these purposes.

        We will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under a trust agreement occurs, cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

        We will guarantee the trust preferred securities as described later in this prospectus.

        Trustees appointed by us, as holder of the trust common securities, will conduct each trust's business and affairs. Trust agreements will govern the duties and obligations of the trustees. Pursuant to each trust agreement, the number of trustees will initially be five, with three different functions. Three of the trustees, who are administrative trustees, will be persons who are our employees or officers or are otherwise affiliated with us. The fourth trustee, which is the Delaware trustee, will be an individual resident of the State of Delaware or a corporation which maintains a principal place of business in the State of Delaware. The Delaware trustee will serve the sole purpose of complying with certain Delaware laws. The fifth trustee will be a bank or trust company unaffiliated with us and will serve as property trustee under each trust agreement and as indenture trustee for purposes of the Trust Indenture Act of 1939. Initially, Bank of New York (Delaware) will act as the Delaware trustee. The property trustee will also act as indenture trustee under the indenture and guarantee trustee under the trust guarantee as described later in this section. We, as the holder of all the trust common securities, will have the right to appoint, remove or replace any trustee and to increase or decrease the number of trustees, provided that the number of trustees will be at least three, two of which will be the administrative trustees and one of which will be the Delaware trustee.

        The property trustee will hold title to our trust debt securities held by the trust for the benefit of the holders of the trust securities, and will have the power to exercise all rights, powers and privileges as the holder of the trust debt securities under the indenture pursuant to which the trust debt securities will be issued. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the trust debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the account. The guarantee trustee will hold the guarantee by us of the trust securities for the benefit of the holders of the trust preferred securities.

        We will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except such trust's obligations under the related trust securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in each trust's trust agreement and the Delaware Business Trust Act and the Trust Indenture Act. The principal place of business of each trust is c/o Sabre Holdings Corporation, 3150 Sabre Drive, Southlake, Texas 76092. The telephone number is (682) 605-1000.

SECURITIES WE MAY OFFER

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

    •
    debt securities, which we may issue in one or more series and which may include guarantees of the debt securities by our subsidiary, Sabre Inc.;

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    preferred stock, which we may issue in one or more series;

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    depositary shares;

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    Class A common stock;

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    warrants entitling the holders to purchase Class A common stock, preferred stock, depositary shares or debt securities;

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    stock purchase contracts; or

    •
    stock purchase units.

        In addition, from time to time by this prospectus, one or more of the trusts may offer and sell trust preferred securities, which will include our trust guarantees. The trusts will hold our trust debt securities, which may be distributed to holders of trust securities under specified circumstances.

        We may also offer and sell units of the above securities, which may or may not include trust preferred securities issued by one or more of the trusts.

        The aggregate initial offering price of all securities sold will not exceed $1,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

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  the type and amount of securities which we propose to sell;

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  the initial public offering price of the securities;

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  the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

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  the compensation, if any, of those underwriters, agents or dealers;

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  if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

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  United States federal income tax considerations applicable to the securities;

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  risk factors addressing the specific risks relating to the securities offered; and

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  any other material information about the offering and sale of the securities.

USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including the repayment of existing indebtedness, additions to working capital, capital expenditures and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the five years ended December 31, 2002:

	Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio	11.69	0.97	4.75	29.44	15.41

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and cumulative effect of change in accounting method, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. To date, we have not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above. Effective on July 1, 2001, we completed the sale of our outsourcing business to Electronic Data Systems Corporation. For purposes of computing the ratio of earnings to fixed charges, the results of operations of the outsourcing business have been reclassified and presented as income from discontinued operations, net, for the years ended December 31, 2001, 2000, 1999 and 1998. Earnings for the year ended December 31, 2001 were inadequate to cover fixed charges by $1.3 million.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities under one or more indentures entered into or to be entered into between us, our subsidiary Sabre Inc. if it guarantees the debt securities, and SunTrust Bank, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The indentures are governed by the Trust Indenture Act.

        The following is a summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We are filing the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee or as described under "Incorporation of Certain Documents By Reference." References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued.

Terms of the Debt Securities

        Our debt securities will be unsecured obligations of Sabre Holdings Corporation. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

  •
  the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

  •
  the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;

  •
  the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

  •
  the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

  •
  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

  •
  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

  •
  the right, if any, of holders of the debt securities to convert them into our Class A common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

  •
  any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

  •
  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

  •
  the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

  •
  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

  •
  any applicable material federal income tax consequences; and

  •
  any other material terms of the debt securities, which may be different than the terms set forth in this prospectus.

        Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees of such debt securities by Sabre Inc., including the terms of subordination, if any, of any such guarantee.

        The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

        Unless otherwise described in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

  •
  our default in payment of the principal of or premium, if any, on any of the debt securities of such series;

  •
  default for 30 days in payment of any installment of interest on any debt security of such series beyond any applicable grace period;

  •
  default by us or any guarantor subsidiary for 90 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to such series;

  •
  a default with respect to any of our publicly traded indebtedness in an amount in excess of $50 million, which default results in the acceleration of that indebtedness and the indebtedness is not discharged, the default is not cured or waived or the acceleration is not rescinded within ten days of the acceleration;

  •
  bankruptcy, insolvency or reorganization of our company or Sabre Inc., if it is a guarantor; and

  •
  any other event of default provided for debt securities of that series.

        The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

        The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

        The indenture will contain a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indenture at the request of the holders of the debt securities of that series.

        The indenture will provide that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the indenture except if the trustee fails to act for 60 days after it receives a written request to enforce the indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indenture or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

        The indenture will provide that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

        We will be required to file with the trustee annually an officer's certificate as to the absence of material defaults under the terms of the indenture.

Defeasance

        The indenture will permit us and Sabre Inc., if it is a guarantor, to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, the indenture will permit us and Sabre Inc., if it is a guarantor, to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity; and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

        Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of debt securities to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  create a series and establish its terms;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  make any change that does not adversely affect the legal rights of any holder; or

  •
  delete a guarantor subsidiary which, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities.

        With the exceptions discussed below, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

        Without the consent of each holder affected, we and the trustee may not:

  •
  reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

  •
  make any debt security payable at a place or in money other than that stated in the debt security;

  •
  modify the ranking or priority of the debt securities or any guarantee;

  •
  release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture; or

  •
  waive a continuing default in the payment of principal of or interest on the debt securities.

        The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

        The trustee under the indenture will be SunTrust Bank or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. In the ordinary course of its business, SunTrust Bank and its affiliates have performed, and may in the future perform, commercial banking and related services for us and have received customary compensation therefor. For example, SunTrust Bank is the indenture trustee under our 7.35% Notes due 2011, a co-agent in Sabre Inc.'s $300 million senior unsecured line of credit and is a lender and equity holder under Sabre Inc.'s $310 million syndicated lease financing facility.

        The trustee, upon an event of default under the indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonable believes that it will receive indemnity satisfactory to it.

        The indenture contains, or will contain, limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest within the meaning of the Trust Indenture Act, it must either eliminate such conflict or resign.

        The trustee may resign with respect to a series of debt securities by giving a written notice to us. The holders of a majority in principal amount of an outstanding series of debt securities may remove the trustee by notifying us and the trustee. We may remove the trustee if:

  •
  the trustee acquires a "conflicting interest," as such term is defined in the Trust Indenture Act, and fails to comply with the Trust Indenture Act;

  •
  the trustee fails to comply with the eligibility requirements provided in the indenture;

  •
  the trustee is incapable of acting, is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding; or

  •
  a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, we will appoint a successor trustee in accordance with the provisions of the indenture. A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Governing Law

        Unless we otherwise specify in the applicable prospectus supplement, the laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of the debt securities.

DESCRIPTION OF CLASS A COMMON STOCK, PREFERRED STOCK
AND DEPOSITARY SHARES

        Our authorized capital stock is 250,000,000 shares of Class A common stock, $.01 par value, and 20,000,000 shares of preferred stock, $.01 par value. At September 3, 2002, 143,045,146 shares of Class A common stock and no shares of preferred stock were outstanding.

        The following description of our Class A common stock and preferred stock is not complete and is qualified in its entirety by reference to our second restated certificate of incorporation and our bylaws and to any certificate of designations that we file with the SEC if we offer preferred stock under this prospectus. We have filed copies of our second restated certificate of incorporation and our bylaws as exhibits to the registration statement of which this prospectus is part.

Class A Common Stock

        The holders of our Class A common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of shares of our Class A common stock are not entitled to cumulate their votes in the election of directors.

        Generally, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast by all of our common stockholders, subject to any voting rights granted to any of the holders of our preferred stock. Except as the law may otherwise provide, and subject to any voting rights granted to holders of our preferred stock, amendments to our certificate of incorporation generally must be approved by a majority of our common stockholders.

        Holders of our common stock will share in an equal amount per share in any dividend declared by our board of directors, subject to any preferential rights of any of our outstanding preferred stock.

        On our liquidation, dissolution or winding up, after payment in full of any amounts we must pay to any creditors and any holders of our preferred stock, all of our common stockholders are entitled to share ratably in any assets available for distribution to our common stockholders.

        No shares of our Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock.

        The transfer agent and registrar for our common stock is The Bank of New York.

        Our Class A common stock trades on the New York Stock Exchange under the symbol "TSG." We will list any shares of our Class A common stock sold under this prospectus on the New York Stock Exchange.

        The following provisions in our charter or bylaws may make a takeover of our company more difficult:

  •
  our charter and bylaws provide for a classified board of directors, and generally that any vacancies on the board will be filled only by the affirmative vote of a majority of our remaining directors, even if less than a quorum;

  •
  our charter and bylaws provide that our directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors;

  •
  our charter and bylaws generally provide that stockholder action can be taken only at an annual or special meeting of our stockholders and may not be taken by written consent in place of a meeting;

  •
  our charter generally provides that special meetings of our stockholders can be called only by our board of directors, and that the business conducted at any special meeting of our stockholders is limited to the business set forth in the notice of meeting provided to stockholders;

  •
  our bylaws establish an advance notice procedure for our stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of our stockholders;

  •
  our bylaws generally provide that the business that may be conducted at an annual meeting is limited to business that has been brought before the meeting by, or at the direction of, our chairman of the board or our board of directors or by a stockholder who has given timely written notice of that stockholder's intention to bring that business before the meeting;

  •
  our charter and bylaws require that any amendment to the provisions of our bylaws or to certain provisions of our charter, including those provisions discussed above, must be approved by the holders of at least 80% of the then outstanding shares of our stock entitled to vote generally in the election of directors; and

  •
  our charter and bylaws provide that our board of directors may amend our bylaws.

        These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

        As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" from engaging in a "business combination" with us for three years following the date that person became an interested stockholder, unless:

  •
  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

  •
  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by specified employee stock plans; or

  •
  on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An "interested stockholder" is generally a person owning 15% or more of our outstanding voting stock. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Although our stockholders may elect to exclude our company from the restrictions imposed by Section 203 of the Delaware General Corporation Law, our charter does not currently exclude us from those restrictions.

Preferred Stock

        Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any series, the designations, powers, preferences and rights of that series, and the qualifications, limitations and restrictions of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series, which number may thereafter be increased or decreased by our board of directors, but not below the number of shares of that series then outstanding;

  •
  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

  •
  the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of shares of that series.

        We believe that the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Depositary Shares

        General.    We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

        Redemption of Depositary Shares.    If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Voting the Preferred Stock.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

        Amendment and Termination of the Depositary Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Miscellaneous.    The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, Class A common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

  •
  in the case of warrants to purchase preferred stock or depositary shares, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock or depositary shares purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock or depositary shares of such series upon such exercise;

  •
  in the case of warrants to purchase Class A common stock, the number of shares of Class A common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of Class A common stock upon such exercise;

  •
  in the case of warrants to purchase units of two or more securities, the type, number, and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase the units upon such exercise;

  •
  the period during which you may exercise the warrants;

  •
  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

  •
  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

  •
  any other material terms of the warrants.

        Warrants for the purchase of preferred stock, depositary shares and Class A common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, depositary shares or Class A common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock, depositary shares or Class A common stock purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred stock, depositary shares or Class A common stock, the right to vote or to receive any payments of dividends on the preferred stock, depositary shares or Class A common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates. The consideration per share may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the applicable stock purchase contract. The stock purchase contracts may be issued separately, or as part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the Class A common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contract, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, units will consist of one or more stock purchase contracts, warrants, debt securities, debt securities guarantees, trust preferred securities, guarantees of trust preferred securities, preferred stock, depositary shares, Class A common stock, or any combination thereof. You should refer to the applicable prospectus supplement for:

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  all terms of the units and of the stock purchase contracts, warrants, debt securities, debt securities guarantees, trust preferred securities, guarantees of trust preferred securities, shares of preferred stock, depositary shares or Class A common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Description of Trust Securities

        Each trust may issue only one series of trust preferred securities having terms described in its related prospectus supplement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities. The property trustee will act as indenture trustee for purposes of the Trust Indenture Act.

        We will set forth the terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and other preferred, deferred or other special rights or restrictions, in the trust agreement. In addition, the Trust Indenture Act automatically makes some terms a part of the trust agreement. The terms of the trust preferred securities will correspond to the terms of the trust debt securities held by the trust and described in the related prospectus supplement.

        The prospectus supplement relating to the trust preferred securities of a trust will include the specific terms of the series of trust preferred securities being issued, including:

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  the distinctive designation of the trust preferred securities;

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  the number of trust preferred securities issuable by the trust;

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  the annual distribution rate, or method of determining such rate, for trust preferred securities and the date or dates upon which such distributions will be payable and the record date or dates for the payment of such distributions, which will match the interest rate and interest payment date or dates of the trust debt securities, including any exercise of the option to extend the interest payment period;

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  whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

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  the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution of the trust;

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  the obligation or right, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

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  the voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, or of trust preferred securities issued by other trusts, or both, as a condition to specified action or amendments to the trust agreement;

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  the terms for any conversion or exchange into other securities;

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  the terms and conditions, if any, upon which the trust debt securities owned by the trust may be distributed to holders of trust preferred securities;

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  if applicable, any securities exchange upon which the trust preferred securities will be listed; and

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  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the trust agreement or with applicable law.

        We will guarantee distributions on trust preferred securities to the extent set forth below under "Description of the Trust Guarantee." We will describe material United States federal income tax considerations applicable to trust preferred securities in a prospectus supplement relating to the trust preferred securities.

        Each trust will issue a series of trust common securities in connection with the issuance of trust preferred securities. Except for voting rights, the terms of trust common securities will be substantially identical to the terms of trust preferred securities. Trust common securities will rank equally with trust preferred securities except that, upon an event of default under the trust agreement, the rights of holders of trust common securities to payments will be subordinated to the rights of holders of trust preferred securities. The trust common securities will also carry the right to vote to appoint, remove or replace any trustee of the trust. We will own all of the trust common securities.

  Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default as defined in the applicable trust agreement occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of trust debt securities against us. In addition, so long as their directions do not conflict with any rule of law or with such trust agreement, and could not involve such property trustee in personal liability in circumstances where reasonable indemnity would not be adequate, the holders of a majority in aggregate liquidation amount of trust preferred securities of such trust may direct the property trustee as to:

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  the time, method and place of conducting any proceeding for any remedy available to such property trustee;

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  the exercise of any trust or power conferred upon such property trustee under such trust agreement; and

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  the exercise of the remedies available to the property trustee as a holder of trust debt securities.

        If such property trustee fails to enforce its rights under the trust debt securities held by such trust, a holder of trust preferred securities of such trust may, to the extent permitted by law, institute a legal proceeding directly against us to enforce such property trustee's rights under such trust agreement. In such case, the holder would not be required to institute a legal proceeding against the property trustee, the trust or any other person. In no event will such holder be permitted or authorized to affect, disturb or prejudice the rights of any other holder or to obtain or to seek to obtain priority or preference over any other holder or to enforce any right under such trust agreement, except in the manner described in the trust agreement and for the equal and ratable benefit of all such holders. Notwithstanding the foregoing, a holder of trust preferred securities of such trust may institute a proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the trust debt securities held by such trust having a principal amount equal to the aggregate stated liquidation amount of such trust preferred securities held by such holder, on or after the due dates specified or provided for in such trust debt securities. In such case, the holder would not be required to institute a legal proceeding against the property trustee, the trust or any other person. In connection with such proceeding, we will be subrogated to the rights of such holder under the trust agreement to the extent of any payment made by us to such holder.

Description of Trust Guarantees

        The following is a summary of information concerning the guarantees of the trust preferred securities of each trust, which we refer to as the trust guarantees. We will execute each trust guarantee for the benefit of holders of trust preferred securities. We will qualify each trust guarantee as an indenture under the Trust Indenture Act. We will identify the indenture trustee for purposes of the Trust Indenture Act in a prospectus supplement with respect to the trust preferred securities.

        The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified by its entirety by reference to, the form of trust guarantee, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. The trust guarantee will be held by the property trustee for the benefit of holders of trust preferred securities.

  General

        To the extent set forth in the trust guarantee, we will agree to pay in full the guarantee payments, described below, without duplication of amounts theretofore paid by or on behalf of the trust, as and when due regardless of any defense, right of set off or counter-claim which we may have. With respect to trust preferred securities issued by a trust, we will pay in full the following payments or distributions as guarantee payments to the extent the trust fails to pay or make such guarantee payments:

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  any accrued and unpaid distributions on trust preferred securities, to the extent such trust has funds legally and immediately available therefor;

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  the redemption price, to the extent such trust has funds legally and immediately available therefor with respect to trust preferred securities called for redemption; and

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  upon voluntary or involuntary dissolution, winding up or termination of such trust, other than in connection with the distribution of trust debt securities to holders of trust preferred securities or the redemption of all trust preferred securities, the lesser of:

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  the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds legally and immediately available therefor, and

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  the amount of assets of the trust remaining available for distribution to holders of trust preferred securities in liquidation of the trust.

        We will determine the redemption price and liquidation amount at the time the trust preferred securities are issued. We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of such trust preferred securities or by causing the trust to pay such amounts to such holders.

        Each trust guarantee will not apply to any payment or distribution except to the extent the applicable trust has funds legally available for such payment or distribution. If we do not make interest payments on the trust debt securities purchased by a trust, such trust will not pay distributions on such trust preferred securities issued by such trust and will not have funds legally available. The trust guarantee, when taken together with our obligations under the trust debt securities, the applicable indenture and the trust agreement, including our obligation to pay costs, expenses, debt, and liabilities of such trust, other than with respect to the trust securities, will be a full and unconditional guarantee, subject to any subordination provisions, by us of payments due on the trust preferred securities from the time of issuance.

  Amendment of Trust Guarantee; Assignment

        Except for changes which do not materially adversely affect the rights of holders of trust preferred securities, each trust guarantee may be amended only with the approval of a majority in liquidation amount of trust preferred securities issued by the applicable trust. The manner of obtaining any such approval will be as set forth in the applicable trust agreement. The trust guarantee will bind the successors, assigns, receivers, trustees and representatives of us and continue to benefit the trust guarantee trustee and holders of trust preferred securities. Except in connection with a consolidation, merger, conveyance, transfer or lease involving us, permitted under the applicable indenture, we may not assign our rights or delegate our obligations under the trust guarantee.

  Termination of the Trust Guarantee

        Each trust guarantee will terminate as to the trust preferred securities issued by the applicable trust:

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    upon full payment of the redemption price of all trust preferred securities of such trust,

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    upon distribution of trust debt securities held by such trust to the holders of and in exchange for trust preferred securities, or

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    upon full payment of amounts payable in accordance with the trust agreement upon liquidation of such trust.

The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay any sums paid to them under the trust preferred securities or trust guarantee.

  Events of Default

        An event of default under a trust guarantee will occur if we fail to make the payments required by the trust guarantee.

        The holders of a majority in liquidation amount of trust preferred securities relating to such trust guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trust guarantee trustee or to direct the exercise of any trust or power conferred upon such trust guarantee trustee under the trust guarantee. If the trust guarantee trustee fails to enforce such trust guarantee, any holder of record of trust preferred securities relating to such trust preferred guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights, without first instituting any other legal proceeding.

  Status of Trust Guarantee

        The trust guarantee will constitute our unsecured obligation and will rank:

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    in general, subordinate and junior in right of payment to all of our other liabilities, including the trust debt securities, except those made equal or subordinate by their terms,

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    equal with the most senior preferred stock which may now or hereafter be issued or guaranteed by us; and

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    senior to our Class A common stock.

        The terms of the trust preferred securities will provide that each holder of trust preferred securities issued by such trust, by acceptance thereof, agrees to the subordination provisions, if any, and other terms of the related trust guarantee. Each trust guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under such trust guarantee without instituting a legal proceeding against any other person or entity. Each trust guarantee will be deposited with the applicable trust guarantee trustee to be held for the benefit of the holders of such trust preferred securities. Except as otherwise noted herein, the trust guarantee trustee has the right to enforce the trust guarantee on behalf of the holders of the related trust preferred securities. Except as described under "Termination of the Trust Guarantee" above, the trust guarantee will not be discharged except by payment of the guarantee payments in full without duplication of amounts theretofore paid by the trust.

  Information Concerning Trust Guarantee Trustee

        The trust guarantee trustee, prior to the occurrence of a default with respect to the trust guarantee and after the curing of all such defaults that may have occurred, will undertake to perform only such duties as are specifically set forth in the trust guarantee and, during the continuance of any default, will exercise the same degree of care as a prudent individual would exercise in the conduct of such individual's own affairs. Subject to such provisions, the trust guarantee trustee will be under no obligation to exercise any of the powers vested in it by the trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. However, in any event, the trust guarantee trustee must exercise the rights and powers vested in it by such trust guarantee upon the occurrence of an event of default under such trust guarantee. In most circumstances, the trust guarantee trustee will also serve as property trustee.

  Governing Law

        Unless we otherwise specify in the applicable prospectus supplement, the trust guarantee will be governed by the laws of the State of New York.

Agreement as to Expenses and Liabilities

        As will be required by the trust agreement, we will enter into an agreement in which we irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the trust. This separate agreement as to expenses and liabilities does not include obligations of the trust to pay to the holders of the related trust securities or other similar interests in the trust the amounts due such holders pursuant to the terms of such trust securities or such other similar interests, as the case may be.

Additional Description of Trust Debt Securities Issued to the Trusts

        Set forth below is a description of the terms of the trust debt securities which each trust will hold as trust assets. The trust debt securities may be issued from time to time in one or more series under an indenture between us and an indenture trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable indenture and supplements creating and governing the trust debt securities, which will be filed as exhibits to the registration statement of which this prospectus forms a part. The terms of the trust debt securities will include those stated in the indenture and the related supplemental indenture and those made a part of the indenture by reference to the Trust Indenture Act.

        Upon a dissolution of a trust, the property trustee, following satisfaction of liabilities to creditors of the trust in accordance with the provisions of applicable law, may distribute the trust debt securities held by such trust to the holders of trust securities in liquidation of such trust.

        If the property trustee distributes any trust debt securities to holders of trust preferred securities, we will use our best efforts to have such trust debt securities traded on the same stock exchange, if any, as the related trust preferred securities are traded.

  General

        Trust debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities, plus our investment in trust common securities.

        The entire principal amount of the trust debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, including additional interest, if any, on the date set forth in the applicable prospectus supplement.

        If trust debt securities held by a trust are distributed to holders of trust preferred securities of such trust in liquidation of such holders' interests in such trust, such trust debt securities will initially be issued as a global security. Under limited circumstances, trust debt securities may be issued in certificated form in exchange for a global security. In the event trust debt securities are issued in certificated form, such trust debt securities will be in denominations as specified in the applicable prospectus supplement and integral multiples thereof and may be transferred or exchanged at the offices described therein. We will make payments on trust debt securities issued as a global security to the depositary for the trust debt securities. In the event trust debt securities are issued in certificated form, principal and interest will be payable, the transfer of the trust debt securities will be registrable and trust debt securities will be exchangeable for trust debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. In such an event, however, at our option, we may pay interest by check mailed to the address of the persons entitled thereto.

  Material Covenants

        If there has occurred any event that would constitute an indenture event of default or we are in default with respect to our payment of any obligations under the trust guarantee, then:

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  we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock other than:

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  purchases or acquisitions of shares of our Class A common stock in connection with the satisfaction by us of our obligations under any employee benefit plans or any other contractual obligation of ours, other than a contractual obligation ranking junior to the trust debt securities,

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  as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or

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  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

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  we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank junior to the trust debt securities, and

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  we may not make any guarantee payments with respect to the foregoing, other than pursuant to the trust guarantee.

        We will covenant, as long as trust preferred securities of a trust remain outstanding:

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    to maintain 100% ownership of trust common securities of such trust,

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    not to cause such trust to terminate, except in connection with a distribution of trust debt securities, and

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    to use our reasonable efforts to cause such trust:

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    to remain a statutory business trust, except in connection with the distribution of trust debt securities held by such trust to the holders of trust securities in liquidation of such trust, the redemption of all trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement, and

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    to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

  Optional Redemption

        We will have the right to redeem the trust debt securities, in whole or in part, from time to time, without premium or penalty, on or after the date set forth in the applicable prospectus supplement, upon not less than 30 or more than 60 days' notice, at a redemption price equal to a premium on the principal amount to be redeemed plus any accrued and unpaid interest, including additional interest, if any, to the redemption date, as specified in the applicable prospectus supplement. If a partial redemption of the trust preferred securities resulting from a partial redemption of the trust debt securities held by a trust would result in the delisting of the trust preferred securities of such trust, we may only redeem such trust debt securities held by such trust in whole. In addition, if a change in tax or securities laws occurs that adversely affects specified tax or securities characteristics of the trust, upon not less than 30 or more than 60 days notice, within 90 days after the occurrence of such event and subject to the terms and conditions of the indenture, we may redeem such trust debt securities, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest, including additional interest, if any, to the redemption date. In the event of redemption of such trust debt securities in part only, we will issue new trust debt securities for the unredeemed portion in the name or names of the holders who surrender their unredeemed trust debt securities.

  Interest

        Each trust debt security will bear interest at the rate set forth in the applicable prospectus supplement from the original date of issuance, payable on the interest payment dates which will be specified in the prospectus supplement, to the person in whose name such trust debt security is registered, subject to specified exceptions, on the record date specified in the applicable prospectus supplement.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the trust debt securities is not a business day, then we will pay the interest payable on such date on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay, with the same force and effect as if made on such date.

  Option To Extend Interest Payment Period

        Except to the extent set forth in the applicable prospectus supplement, we will have the right at any time, and from time to time, to defer payments of interest on trust debt securities by extending the interest payment period for up to 20 consecutive quarters. At the end of such an extension period, we will pay all interest then accrued and unpaid, including any additional interest, together with interest thereon at the rate specified and to the extent permitted by applicable law. We will covenant in the applicable indenture for the benefit of the holders of a series of trust debt securities, that, subject to the next succeeding sentence:

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    we will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, and

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    we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees other than the trust guarantee, issued by us which rank junior to the applicable series of trust debt securities:

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    if at such time we will have given notice of our election to extend an interest payment period for a series of trust debt securities and such extension shall be continuing, or

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    if at such time an event of default with respect to a series of trust debt securities will have occurred and be continuing.

        The preceding sentence, however, shall not restrict:

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    any of the actions described in the preceding sentence resulting from any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

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    repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase and dividend reinvestment plan,

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    dividends or distributions in our capital stock, or

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    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

        Prior to the termination of any such extension period for a series of trust debt securities, we may further defer payments of interest on such trust debt securities, by extending the interest payment period, provided that such extension period together with all such previous and further extensions thereof for such series of trust debt securities may not exceed 20 consecutive quarters or extend beyond the maturity of such series of trust debt securities.

        Upon the termination of any extension period for a series of trust debt securities, and the payment of all accrued and unpaid interest on the trust debt securities then due, we may select a new extension period for such series of trust debt securities, as if no extension period had previously been declared, subject to the above requirements. We will not be required to pay interest on a series of trust debt securities during an extension period until the end thereof.

        If the property trustee is the sole holder of the trust debt securities, we will give the administrative trustees and the property trustee notice of our selection of such extension period for such series of trust debt securities one business day prior to the earlier of (1) the next succeeding date on which distributions on the related trust preferred securities are payable or (2) the date a trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such trust preferred securities on the record date or the date such distribution is payable, but in any event not less than one business day prior to such record date. The administrative trustees shall give notice of our selection of such extension period to the holders of such trust preferred securities. If the property trustee is not the sole holder of a series of trust debt securities, we will give the holders of such trust debt securities notice of our selection of such extension period ten business days prior to the earlier of (1) the interest payment date or (2) the date we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such trust debt securities, but in any event at least two business days before such record date.

        We have no present intention to defer interest payments.

  Additional Interest

        If a trust is required to pay any taxes, duties, assessments or other governmental charges, other than withholding taxes, imposed by the United States, or any other taxing authority, we will pay as additional interest such additional amounts as shall be required so that the net amounts received and retained by a trust after paying any such charges will be equal to the amount such trust would have received had no such charge been imposed.

  Events of Default Under Applicable Indenture

        We will define an event of default with respect to any series of trust debt securities in the indenture or applicable supplemental indenture. An event of default may include:

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    our default in payment of the principal of or premium, if any, on any of the trust debt securities of such series;

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    default for 30 days in payment of any installment of interest, including additional interest, on any trust debt security of such series beyond a valid extension;

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    default by us for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to such series; and

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    voluntary or involuntary dissolution, winding up, termination, bankruptcy, insolvency or reorganization of a trust, except in connection with:

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    the distribution of trust debt securities to holders of trust securities in liquidation of a trust,

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    the redemption of all outstanding trust securities of such trust, or

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    mergers or consolidations permitted by the trust agreement.

        The holders of not less than a majority in aggregate principal amount of trust debt securities may waive any past default, except (1) a default in payment of principal, premium, interest or additional interest, unless such default has been cured and a sum sufficient to pay all installments due otherwise than by acceleration has been deposited with the trust debt security trustee, or (2) a default in a covenant or provision which under the applicable indenture may not be modified or amended without the consent of each holder of a trust debt security. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of trust debt securities.

  Payment and Paying Agents

        Payment of principal and premium, if any, on trust debt securities will be made only if the holder of trust debt securities surrenders them to the paying agent of the trust debt securities.

        Principal of and any premium and interest on trust debt securities will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time pursuant to the trust debt security indenture. Payment of interest on the trust debt securities on any interest payment date will be made to the person in whose name the trust debt security is registered at the close of business on the regular record date for such interest payment.

        The indenture trustee will act as paying agent with respect to the trust debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent at the place of payment.

  Consolidation, Merger and Sale

        The applicable indenture will provide that we will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, or assign any of our obligations under the trust debt securities or trust guarantees to, any other entity provided that:

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    either we shall be the continuing entity, or the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets or assignment shall expressly assume our obligations under the trust guarantee and the payment of the principal of, and premium, if any, and interest on all of the trust debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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    immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture or the trust guarantee, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

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    an officer's certificate and legal opinion covering such conditions shall be delivered to the indenture trustee.

        The indenture will not otherwise contain any covenant which restricts our ability to merge or consolidate with or into any other person, sell or convey all or substantially all of our assets to any person or otherwise engage in restructuring transactions.

  Information Concerning Indenture Trustee for the Trust Debt Securities

        The indenture trustee for the trust debt securities, prior to default and after the curing of all defaults, if any, will undertake to perform only such duties as will be specifically set forth in the applicable indenture and, after a default that has not been cured or waived, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the indenture trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing will not relieve the indenture trustee, upon the occurrence of an indenture event of default, from exercising the rights and powers vested in it by the indenture. The indenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  Miscellaneous

        We will have the right at all times to assign any of our rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of ours. However, in the event of any such assignment, we will remain liable for all of such obligations under the indenture. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture will provide that it may not otherwise be assigned by the parties thereto.

Effect of Obligations under Trust Debt Securities and Trust Guarantees

        As long as payments are made when due on trust debt securities, the trust will have sufficient funds to be able to make all appropriate payments on trust securities. This is primarily because:

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    the aggregate principal amount of the trust debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

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    the interest rate and interest and other payment dates on the trust debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

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    we will pay for all costs and expenses of each trust; and

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    the trust agreement will provide that the trustees may not cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        We will guarantee payments of distributions and other payments due on the trust preferred securities, to the extent funds are available therefor and to the extent set forth under "Description of the Trust Guarantees." If we do not make interest payments on trust debt securities, it is expected that the trust will not have sufficient funds to pay distributions on its trust preferred securities. The trust guarantee is a full and unconditional guarantee, but does not apply to any payment unless the trust has sufficient funds for such payment.

        If we fail to make payments on trust debt securities when due, taking into account any extension period, the trust agreement will provide a mechanism whereby holders of trust preferred securities may direct the property trustee to enforce its rights, including proceeding directly against us. If the property trustee fails to enforce its rights, a holder of trust preferred securities may sue us directly to enforce those rights, without first instituting legal proceedings against the trust, the property trustee or any other person or entity.

        If we fail to make payments under the trust guarantee, the trust guarantee provides a mechanism whereby the holders of trust preferred securities may direct the trust guarantee trustee to enforce its rights. If the trust guarantee trustee fails to enforce its rights, any holder of trust preferred securities may institute a legal proceeding against us directly to enforce those rights without first instituting legal proceedings against the trust, the trust guarantee trustee or any other person or entity.

        Pursuant to an agreement as to expenses and liabilities to be entered into by us under the trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the trust other than obligations of the trust to pay to the holders of the related trust securities or other similar interests in the trust the amounts due such holders pursuant to the terms of such trust securities or such other similar interests, as the case may be.

        The above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on trust preferred securities to the extent of funds available to the trust.

PLAN OF DISTRIBUTION

        Any of the securities being offered by this prospectus may be sold:

    •
    through agents,

    •
    to or through underwriters,

    •
    through dealers,

    •
    directly by us to purchasers, through a specific bidding, auction or other process; or

    •
    through a combination of any such methods of sale.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price, or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if utilized.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP, Dallas, Texas, has rendered an opinion with respect to the validity of the securities being offered by this prospectus, other than with respect to trust preferred securities. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part. Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to us and the trusts, has rendered an opinion with respect to certain matters of Delaware law, including the validity of the trust preferred securities being offered by this prospectus. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of Sabre Holdings Corporation, appearing in Sabre Holdings Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Sabre Holdings Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following location of the Commission:

              Judiciary Plaza, Room 10024
              450 Fifth Street, N.W
              Washington, D.C. 20549

        You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

        The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is www.sec.gov.

        You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We, the trusts, and Sabre Inc. have filed jointly with the Commission a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, the trusts, Sabre Inc., and the securities offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

        This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING	PERIOD
Annual Report on Form 10-K, as amended	Year ended December 31, 2002

        We incorporate by reference additional documents that we may file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering, including all such documents we may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement. These documents include reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than filings under Item 9), as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Corporate Secretary
Sabre Holdings Corporation
3150 Sabre Ave.
Southlake, Texas 76092
(682) 605-1000

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

SABRE HOLDINGS CORPORATION

Debt Securities,
Preferred Stock, Depositary Shares,
Class A Common Stock, Warrants,
Stock Purchase Contracts and Stock Purchase Units and
Related Guarantees of Sabre Inc.

Trust Preferred Securities of
SHC Capital Trust I,
SHC Capital Trust II and
SHC Capital Trust III and
Related Trust Debt Securities and
Guarantees of Sabre Holdings Corporation

Units of These Securities

$1,000,000,000

PROSPECTUS

Subject To Completion, Dated March 27, 2003

The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$1,000,000,000

Sabre Inc.

Pass Through Certificates
and Related Guarantees of Sabre Holdings Corporation

        This prospectus relates to the issuance of pass through certificates by one or more pass through trusts to be formed by Sabre Inc., an operating subsidiary of Sabre Holdings Corporation. We will describe the specific terms of any offering of pass through certificates in a supplement to this prospectus. You should read this prospectus and all applicable prospectus supplements carefully before you invest.

The Pass Through Certificates:

  •
  Will be issued in one or more series.

  •
  Will be payable at the times and in the amounts specified in the accompanying prospectus supplement.

  •
  Will represent interests in the relevant pass through trust only, will be paid only from the assets of that pass through trust and will not represent obligations of, or be guaranteed by, Sabre Inc.

  •
  May have one or more forms of credit or liquidity enhancement.

Each Pass Through Trust:

  •
  Will own mortgage notes of one or more series issued by an owner trustee, and other property described in this prospectus and the accompanying prospectus supplement.

  •
  Will pass through payments on the mortgage notes and other property that it owns, subject to any applicable subordination provisions.

The Mortgage Notes:

  •
  Will be issued on a non-recourse basis by one or more owner trustees pursuant to one or more leveraged leases with Sabre Inc. The amounts due from Sabre Inc. under each such lease will be sufficient to make all regularly scheduled payments required on the related mortgage notes, subject to some limited exceptions.

Sabre Holdings Corporation:

  •
  Will fully and unconditionally guarantee Sabre Inc.'s payment obligations in respect of any leases relating to any mortgage notes.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

TABLE OF CONTENTS

PAGE
Forward-Looking Statements	-i-
Risk Factors	-1-
Sabre	-5-
Structure of the Trusts and the Transactions	-6-
Use of Proceeds	-6-
Ratios of Earnings to Fixed Charges	-7-
Description of the Pass Through Certificates	-8-
Description of the Mortgage Notes	-23-
Credit Enhancements	-27-
ERISA Considerations	-28-
Plan of Distribution	-31-
Legal Matters	-32-
Experts	-32-
Where You Can Find More Information	-32-
Incorporation of Certain Documents by Reference	-33-

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our competitive strengths, business strategy, future financial position, budgets, forecasted revenue or earnings growth, cost estimates, expected operating margins or cash flow, future bookings outlook and technology adoption trends and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "project," "potential," "plan," "forecast," "expect," "should," "would," "intend," "estimate," "anticipate," "believe," "continue" or similar terminology. The expectations reflected in forward-looking statements may prove to be incorrect. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including but not limited to the risk factors contained in the section entitled "Risk Factors."

        All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by factors that could cause our actual results to differ materially from our expectations. We undertake no obligation to update publicly or revise any forward-looking statements.

-i-

        Unless the context otherwise requires, the terms "we,""us," and "our" refer to Sabre Holdings Corporation, a Delaware corporation, and its predecessors and direct and indirect subsidiaries.

RISK FACTORS

General

        Risks associated with an investment in our securities, and with achieving the forward-looking statements in this report, our news releases, our Web sites, public filings, investor and analyst conferences and elsewhere, include, but are not limited to, the risk factors described below. Any of the risk factors described below could have a material adverse effect on our business, financial condition or results of operations. We may not succeed in addressing these challenges and risks.

Our revenues are highly dependent on the travel and transportation industries, and particularly on the airlines, and a prolonged substantial decrease in travel bookings volumes could adversely affect us.

        Most of our revenue is derived from airlines, hotel operators, car rental companies and other suppliers in the travel and transportation industries. Our revenue increases and decreases with the level of travel and transportation activity and is therefore highly subject to declines in or disruptions to travel and transportation. The travel industry is seasonal and our revenue varies significantly from quarter to quarter. Factors that may adversely affect travel and transportation activity include:

  •
  the war in Iraq,

  •
  price escalation in travel-related industries,

  •
  airline or other travel-related labor action,

  •
  political instability and other future hostilities and war,

  •
  inclement weather,

  •
  fuel price escalation,

  •
  increased occurrence of travel-related accidents,

  •
  acts of terrorism,

  •
  economic downturns and recessions and

  •
  the financial condition of travel suppliers.

        The September 11, 2001 terrorist attacks on New York and Washington, and the economic downturn that preceded and was worsened by the attacks, may continue to adversely affect us and the travel industry. Additionally, the war in Iraq, the possibility of further terrorist attacks, hostilities and war, the financial instability of many of the air carriers and delays resulting from added security measures at airports may continue to adversely affect the travel industry. Airlines may reduce the number of their flights, making less inventory available to us. Several major airlines are experiencing liquidity problems and some have sought bankruptcy protection. Travelers' perceptions of passenger security or airlines' financial stability may have an adverse effect on demand. A prolonged substantial decrease in travel bookings volumes could have an adverse impact on our financial performance, operations, liquidity, or capital resources and could impair our ability to recover the carrying value of certain of our assets, including capitalized software, other intangible assets and goodwill.

We face competition from established and emerging travel distribution channels, which could divert customers to our competitors and adversely affect our results of operations.

        Our business includes channels of distribution that target the travel agency, corporate-direct and consumer-direct segments of the global travel distribution market. In all of these distribution channels, we face significant competitors, many of whom are aggressively seeking to divert our customers away from traditional distribution methods. In the travel agency channel, our Sabre global distribution system competes primarily against other large and well-established global distribution systems, including those operated by Amadeus, Gailileo and Worldspan. In addition, we face competition in the travel agency channel from travel suppliers that distribute directly to travel agencies and from other companies. In the corporate-direct channel, our GetThere business competes against similar products offered by Amadeus, Galileo, Worldspan and travel agencies. Some competitors market business travel systems that are bundled with financial and other non-travel software systems that we do not offer. As a result, our customers may choose to use our competitors' bundled products and services, which would reduce the revenue we otherwise would have earned from these customers. In the consumer-direct channel, our Travelocity product competes not only against similar products offered by affiliates of Amadeus, Galileo and Worldspan, but also with a large number of travel Web sites, including those operated by travel suppliers and by Expedia, Hotwire and Orbitz. Consolidation among travel suppliers, including airline mergers, may increase competition from distribution channels related to those suppliers and place more negotiating leverage in the hands of those suppliers. If we are unable to compete effectively, competitors could divert our customers away from our travel distribution channels and, unless we substitute alternative revenue streams, it could adversely affect our results of operations.

Some travel suppliers are aggressively seeking to bypass our travel distribution channels, which may have the effect of adversely affecting our results of operations.

        Some travel suppliers are aggressively seeking to decrease their reliance on global distribution systems such as our Sabre system. Airlines and other travel suppliers have significant ownership stakes in some of our global distribution system competitors, such as Amadeus, Galileo and Worldspan. Various airlines and hotels have established their own travel distribution Web sites. Several airlines and hotels have formed joint ventures that offer multi-supplier travel distribution Web sites (such as Orbitz in the United States and Opodo in Europe). Many of these travel suppliers offer discounted prices when their products and services are purchased from these supplier-related Web sites. Many of these discounted prices have not been made available to us. These pricing differences may have the effect of diverting customers from our distribution system to supplier-related Web sites.

Consolidation in the travel agency industry and increased competition for travel agency subscribers may result in increased expenses, lost bookings and reduced revenue.

        The absolute and relative size of our travel agency subscriber base is important to our success. Some travel suppliers have reduced or eliminated commissions paid to travel agencies (including consumer direct travel sites like Travelocity). The loss of commissions causes travel agencies to become more dependent on other sources of revenues, such as traveler-paid services fees and GDS-paid incentives. The reduction or elimination of supplier-paid commissions has forced some smaller travel agencies to close or to combine with larger travel agencies. Although we have a leading share of large travel agencies, competition is particularly intense among global distribution systems for larger travel agency subscribers. Consolidation of travel agencies may result in increased competition for these subscribers. Some of our competitors aggressively pay economic incentives to travel agencies to obtain business. In order to compete effectively, we may need to increase incentives, pre-pay incentives, increase spending on marketing or product development, or make significant investments to purchase strategic assets. If we do not retain subscribers representing a significant percentage of historic bookings through our global distribution system, our booking fee revenues would decrease.

Airlines that are divesting their ownership of global distribution systems might limit their participation in our global distribution system services, which would adversely affect our booking fee revenue and our results of operations.

        Rules in the U.S., Canada, the European Union and Peru govern computer reservation systems such as our Sabre global distribution system. Airlines (such as British Airways, United Airlines, US

Airways and Continental Airlines) that divest their ownership of global distribution systems may not be subject to these rules, which would otherwise require them to make their inventory available in our global distribution system in a non-discriminatory manner. We could be adversely affected by a decision by one or more large airlines to discontinue or limit their distribution of inventory through global distribution systems. Losing access to their inventory would make our global distribution system less attractive to travel agencies and travel purchasers, which could reduce our booking fee revenue. In order to gain access to inventory, it might become necessary for us to reduce the fees charged to suppliers, which could reduce our booking fee revenue.

Some of our competitors in the business are well funded, which may give these competitors a competitive advantage that could adversely affect our results of operations.

        Some of our competitors are owned by companies that are larger than us and that may have better access to capital than we do. This may afford them the ability to take advantage of more business opportunities, including acquisitions, business combinations and strategic alliances. They may have greater resources to enable them to finance strategic transactions and research and development in the business. These competitive advantages could allow our competitors to offer products and services for less than we can, which could reduce demand for our products and services and adversely affect our results of operations.

We may be unsuccessful in pursuing and integrating business combinations and strategic alliances, which could result in increased expenditures or cause us to fail to achieve anticipated cost savings or revenue growth.

        We plan to continue to examine possible business combinations, investments, joint ventures or other strategic alliances with other companies in order to maintain and grow revenue and market presence. There are risks inherent in these types of transactions such as: difficulty in assimilating the operations, technology and personnel of the combined companies; disruption of our ongoing business, including loss of management focus on existing businesses and other market developments; problems retaining key technical and managerial personnel; expenses associated with amortization of identifiable intangible assets; additional operating losses and expenses of acquired businesses; impairment of relationships with existing employees, customers and business partners; and fluctuations in value and losses that may arise from equity investments. In addition, we may not be able to: identify suitable candidates for business combinations and strategic investments; obtain financing or acceptable terms for such business combinations and strategic investments; or otherwise make such business combinations and strategic investments on acceptable terms.

Rapid technological changes and new distribution channels or unauthorized use of our intellectual property may render our technology obsolete or adversely affect the value of our current or future technologies to us and our customers, which could cause us to increase expenditures to upgrade our technology or develop competing products in new distribution channels and to protect them.

        New distribution channels and technology in our industry are evolving rapidly. Our ability to compete and our future results depend in part on our ability to make timely and cost-effective enhancements and additions to our technology, to introduce new products and services that meet customer demands and rapid advancements in technology and to protect our technology. Unauthorized use of our intellectual property could have a material adverse effect on us and our legal remedies may not adequately compensate us for the damages to our business caused by such use. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures and lead-time. We cannot assure you that we will successfully identify and develop new products or services in a timely manner, that products, technologies or services developed by others will not render our offerings obsolete or noncompetitive, or that the technologies in which we focus our research and development investments will achieve acceptance in the marketplace.

Our systems may suffer failures, capacity constraints and business interruptions, which could increase our operating costs and cause us to lose customers.

        Our businesses are largely dependent on the computer data centers and network systems operated by EDS. We rely on several communications service suppliers and on the global Internet to provide network access between our computer data center and end-users of our services. We occasionally experience system interruptions that make our global distribution system or other data processing services unavailable. Much of our computer and communications hardware is located in a single facility. Our systems might be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquakes, terrorist attacks, hostilities or war or similar events. Computer viruses, physical or electronic break-ins and similar disruptions affecting the global Internet or our systems might cause service interruptions, delays and loss of critical data. Problems affecting our systems could significantly diminish our reputation and brand name and prevent us from providing services. Although we believe we have taken adequate steps to address these risks, we could be harmed by outages in, or unreliability of, the data center or network systems.

Regulatory developments could limit our ability to compete by restricting our flexibility to respond to competitive conditions, which could cause our customers to be diverted to our competitors and adversely affect our revenue and results of operation.

        The U.S. Department of Transportation ("DOT") released its notice of proposed rule making ("NPRM") on November 12, 2002 as part of its comprehensive review of its rules governing computer reservation systems ("CRS") such as our Sabre global distribution system. If those rules were to become final in their current form, we would be adversely affected. In particular, the rules could facilitate efforts by the airline owners of Orbitz and Worldspan to divert travel bookings to distribution channels that they own and control. Carriers that own CRS systems would no longer be required to participate in competing systems. The proposed rules would also limit our ability to enforce certain provisions in the CRS agreements we have with both airlines and travel agents and reduce the value of marketing information sold by Sabre to airline associates. Furthermore, the proposed rules would apply to traditional CRS systems but not to travel distribution Web sites, even if they have the same functionality as a traditional CRS system and even if accessed by travel agents. The NPRM is not the final rule. We have submitted a response to the NPRM in which we urge DOT to deregulate all CRS systems, including Worldspan upon its divestiture by its airline owners. In addition, our response advises DOT that we do not believe that it has the legal power to apply any of its CRS regulations directly to CRS providers, like Sabre, that are independent of airline ownership and control. The proposed rules may be implemented with few changes, may be implemented with major changes or we may see CRS systems become completely deregulated. We do not know when the proposed regulations might become final or whether our proposals will be accepted. Our business could be adversely affected under any of the possible scenarios.

        The Commission of the European Union (the "Commission") is also engaged in a comprehensive review of its rules governing CRS systems. It is unclear at this time when the Commission will complete its review and what changes, if any, will be made to the E.U. rules. We could be unfairly and adversely affected if the E.U. rules are retained as to traditional global distribution systems used by travel agencies but are not applied to travel distribution Web sites owned by more than one airline. We could also be adversely affected if changes to any of the foregoing CRS rules increased our cost of doing business, weakened the non-discriminatory participation rules to allow one or more large airlines owning a competing CRS to discontinue or to lower its level of participation in our global distribution system, or caused us to be subject to rules that do not apply to our global distribution competitors.

We face trade barriers outside of North America that limit our ability to compete, which could require us to increase incentives, reduce prices, increase spending on marketing or product development, or otherwise to take actions that could adversely affect our results of operations.

        Trade barriers erected by non-U.S. travel suppliers, who are historically often government-owned, have on occasion prevented us from offering our products and services in their markets or have denied us content or features that they give to our competitors. Those trade barriers make our products and services less attractive to travel agencies in those countries than products and services offered by other global distribution systems that have such capability. The potential for us to add new travel agency subscribers exists primarily outside of North America. Those trade barriers have restricted our ability to gain market share outside of the U.S. Competition in those countries could require us to increase incentives, reduce prices, increase spending on marketing or product development, or otherwise to take actions that could adversely affect our results of operations.

Our international operations are subject to other risks, which may impede our ability to grow internationally and adversely affect our overall results of operations.

        We face risks inherent in international operations, such as risks of:

  •
  currency exchange rate fluctuations,

  •
  local economic and political conditions including conditions resulting from the war in Iraq,

  •
  restrictive governmental actions, such as trade protection measures, including export duties and quotas and custom duties and tariffs,

  •
  changes in legal or regulatory requirements,

  •
  import or export licensing requirements,

  •
  limitations on the repatriation of funds,

  •
  difficulty in obtaining distribution and support,

  •
  nationalization,

  •
  different accounting practices and potentially longer payment cycles,

  •
  seasonal reductions in business activity,

  •
  higher costs of doing business,

  •
  consumer protection laws and restrictions on pricing or discounts,

  •
  lack of, or the failure to implement, the appropriate infrastructure to support our technology,

  •
  lesser protection in some jurisdictions for our intellectual property,

  •
  disruptions of capital and disruptions of trading markets,

  •
  laws and policies of the U.S. affecting trade, foreign investment and loans and

  •
  foreign tax and other laws.

        These risks may adversely affect our ability to conduct and grow business internationally, which could cause us to increase expenditures and costs, decrease our revenue growth or both.

SABRE

        We are a world leader in travel commerce, providing distribution and retailing of travel products and travel solutions for the travel industry. We serve travel agents, individual travelers, companies managing business travelers and travel suppliers through our Sabre Travel Network™ (formerly Travel Marketing & Distribution), Travelocity™, GetThere™ and Sabre Airline Solutions™ (formerly Airline Solutions) business segments.

        Sabre Inc. is a direct, operating subsidiary of Sabre Holdings Corporation. Our principal executive offices are located at 3150 Sabre Drive, Southlake, Texas 76092, our telephone number is (682) 605-1000.

STRUCTURE OF THE TRUSTS AND THE TRANSACTIONS

        Sabre Inc. will issue pass through certificates to finance the debt component of leveraged leases of its office buildings and other real properties. Sabre Holdings will fully and unconditionally guarantee Sabre Inc.'s obligations under each lease. The purpose of the leveraged leases would be to finance the acquisition, construction, use and potential purchase of the office and other buildings used by Sabre Inc. in our business.

        In the transaction, one or more real properties leased or to be leased by Sabre Inc. would be purchased by a financial institution, referred to as the owner trustee, using the proceeds of the issuance of mortgage notes and equity investments by one or more institutional investors, referred to as owner participants. The mortgage notes would be issued by the owner trustee on a non-recourse basis under an indenture with a financial institution serving as the indenture trustee.

        Simultaneously with the acquisition of the properties, such owner trustee would either immediately lease the property to Sabre Inc. or assume as lessor the then-existing lease, each of which would contain a purchase option by Sabre Inc. at the property's fair market value. Sabre Inc.'s obligations under the lease would be fully and unconditionally guaranteed by Sabre Holdings. The mortgage notes would be secured by an assignment to the indenture trustee of the owner trustee's rights as lessor under the lease, including the right to receive base rentals and other payments from Sabre Inc., a first mortgage on the property and the right to enforce the parent guaranty. The rents and other amounts payable by Sabre Inc. under the lease would be sufficient to pay in full when due all payments of principal, premium, if any, and interest with respect to the mortgage notes. The mortgage notes would not be recourse obligations of any owner participant, owner trustee, indenture trustee or pass through trustee, but would be payable solely from the base rents and other amounts payable under the lease. Accordingly, holders of the mortgage notes must rely solely on the general credit and financial condition of Sabre Inc. and Sabre Holdings for a return on their investment.

        The mortgage notes would be purchased by a pass through trust formed by Sabre Inc. and a financial institution serving as pass through trustee. All of the mortgage notes that constitute the property of any one pass through trust would have an identical interest rate and payment schedule. The maturity dates of the mortgage notes acquired by a pass through trust would also be identical and would occur on or before the final expected distribution date applicable to the pass through certificates. The pass through trustee would distribute principal, premium, if any, and interest payments received by it as holder of the mortgage notes to the registered holders of the pass through certificates on specified distribution dates. All pass through certificates issued by a pass through trust to public investors would represent fractional undivided interests in such pass through trust and the property held in such pass through trust, which would consist solely of mortgage notes and proceeds from the mortgage notes.

        Accordingly, purchasers of pass through certificates must rely solely on the payment of the debt obligations of the mortgage notes for a return on their investment.

USE OF PROCEEDS

        The pass through certificates offered pursuant to any prospectus supplement will be issued in connection with separate purchase and lease transactions in order to facilitate the financing by one or more financial institutions, acting as owner trustees, with respect to the purchase of one or more real properties leased or to be leased by Sabre Inc. The proceeds from the sale of the pass through certificates offered pursuant to any prospectus supplement will be used by the Pass Through Trustee on behalf of the applicable pass through trust to purchase the mortgage notes issued by the related owner trustee or owner trustees which, in turn, will use the proceeds to purchase the properties.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the five years ended December 31, 2002:

	Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio	11.69	0.97	4.75	29.44	15.41

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and cumulative effect of change in accounting method, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. To date, we have not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above. Effective on July 1, 2001, we completed the sale of our outsourcing business to Electronic Data Systems Corporation. For purposes of computing the ratio of earnings to fixed charges, the results of operations of the outsourcing business have been reclassified and presented as income from discontinued operations, net, for the years ended December 31, 2001, 2000, 1999 and 1998. Earnings for the year ended December 31, 2001 were inadequate to cover fixed charges by $1.3 million.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

        The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms and risk factors of any series of Pass Through Certificates will be described in a prospectus supplement to this prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

        Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates or the Pass Through Trust Agreement, and it is subject to and qualified in its entirety by reference to all the provisions of the Pass Through Certificates, the Pass Through Trust Agreement and the applicable Trust Supplements. We will file the form of Pass Through Trust Agreement, the Trust Supplements relating to each series of Pass Through Certificates and the forms of Indenture, Lease, Participation Agreement, intercreditor and subordination agreement, if any, and liquidity facility or other credit enhancement agreement, if any, relating to any offering of Pass Through Certificates with the SEC as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

        The Pass Through Certificates offered pursuant to this prospectus will be limited to $1,000,000,000 aggregate public offering price or its equivalent, based on the applicable exchange rate at the time of sale in one or more foreign or composite currencies or currency units.

General

        We expect that the Pass Through Certificates of each Pass Through Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust created by the Pass Through Trust Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Pass Through Trust Property of each Pass Through Trust. The "Pass Through Trust Property" will include:

  •
  the Mortgage Notes held in such Pass Through Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in a prospectus supplement,

  •
  funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust, and

  •
  if so specified in a prospectus supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility or other credit enhancement agreement and any other rights or property described therein.

        Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Mortgage Notes and other property held in the related Pass Through Trust. Unless otherwise specified in a prospectus supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000. The Pass Through Certificates do not represent indebtedness of the Pass Through Trusts, and references in this prospectus or in any prospectus supplement to interest accruing on the Pass Through Certificates are included for purposes of computation only. The Pass Through Certificates do not represent an interest in or obligation of Sabre Inc., Sabre Holdings, the Pass Through Trustee, any of the Indenture Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each registered holder of a Pass Through Certificate (a "Certificateholder") by its acceptance of a Pass

Through Certificate agrees to look solely to the income and proceeds from the Pass Through Trust Property of the applicable Pass Through Trust as provided in the Pass Through Trust Agreement and the applicable Trust Supplement.

        A Pass Through Trust may hold Mortgage Notes that are subordinated in right of payment to other Mortgage Notes. In addition, the Pass Through Trustees on behalf of one or more Pass Through Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Mortgage Notes of one or more series, or both, may be supported by a liquidity facility or other credit enhancement arrangements. See section entitled "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in a prospectus supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, terms of the Pass Through Certificates will differ in some respects from the terms described in this prospectus. A prospectus supplement will reflect the material differences arising from any such credit enhancements.

        Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Mortgage Notes held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of an applicable prospectus supplement, subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement.

        Each prospectus supplement will describe the terms of the specific series of Pass Through Certificates being offered thereby, including:

  •
  the specific designation and title of such Pass Through Certificates and the related Pass Through Trust;

  •
  the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

  •
  if other then U.S. dollars, the currency or currencies, including composite currencies or currency units, in which such Pass Through Certificates may be denominated or payable;

  •
  the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;

  •
  a description of the Mortgage Notes to be purchased by such Pass Through Trust, including:

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which such Mortgage Notes may or must be redeemed, purchased or defeased, in whole or in part, by Sabre Inc., the Owner Trustee or Owner Participant,

  •
  the payment priority of such Mortgage Notes in relation to any other Mortgage Notes with respect to the same Property (as defined below),

  •
  any related additional security or liquidity or other credit enhancements, and

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  any intercreditor or other rights or limitations between or among the holders of Mortgage Notes of different priorities issued with respect to the same Property;

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  a description of the real property leased by Sabre Inc. and mortgaged as security under the Mortgage Notes (the "Property");

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  a description of the related Participation Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Mortgage Notes;

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  a description of the related Leases, including:

  •
  the names of all related Owner Trustees,

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  a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable Mortgage Notes,

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  the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of Sabre Inc. to pay rent under the related Lease, and

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  the terms of the guarantee of Sabre Holdings (the "Sabre Holdings Guarantee") of Sabre Inc.'s payment obligations under the related Leases;

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  the extent, if any, to which the provisions of the operative documents applicable to such Mortgage Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Mortgage Notes;

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  cross-default or cross-collateralization Indenture provisions, if any;

  •
  a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Pass Through Trusts;

  •
  any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Mortgage Notes;

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  a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Mortgage Notes; and

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  a description of any other special terms and risk factors pertaining to such Pass Through Certificates, including any modification of the terms set forth in this prospectus.

        If any Pass Through Certificates relate to Mortgage Notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in a prospectus supplement.

        If any Pass Through Certificates relate to Mortgage Notes that are sold at a substantial discount below the principal amount of such Mortgage Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in a prospectus supplement.

        The Pass Through Trust Agreement and the Indentures will not contain any financial covenants or other provisions that protect Certificateholders in the event we issue a large amount of debt or are acquired by another entity, including in a highly leveraged transaction. However, the Certificateholders of each series will have the benefit of a lien on the specific Property securing the related Mortgage Notes held in the related Pass Through Trust. See the section entitled "Description of the Mortgage Notes—Security."

        To the extent described in a prospectus supplement, Sabre Inc. will have the right to surrender Pass Through Certificates issued by a Pass Through Trust to the Pass Through Trustee for such Pass Through Trust. In such event, the Pass Through Trustee will transfer to Sabre Inc. an equal principal amount of Mortgage Notes relating to a particular Property designated by Sabre Inc. and will cancel the surrendered Pass Through Certificates.

Book-Entry Registration

        General.    Except as otherwise described in a prospectus supplement, Pass Through Certificates will be subject to the provisions described below.

        Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth in the section below entitled "Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus, all references in this prospectus and in any prospectus supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

        DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

        Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners, therefore, will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Trust Agreement, and Certificate Owners

will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised us that it will take any action permitted to be taken by Certificateholders under the Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Pass Through Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants or their customers, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

        None of Sabre Inc., Sabre Holdings or the Pass Through Trustee or any agent of Sabre Inc., Sabre Holdings or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their operations.

        A prospectus supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

        The information contained in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, but we have not verified such information and take no responsibility for its accuracy.

        Same-Day Settlement and Payment.    As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by Sabre Inc. to the Indenture Trustee under any Lease will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Pass Through Trust, will be passed through to DTC in immediately available funds.

        Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will, therefore, be required by DTC to settle in immediately available funds.

        Definitive Certificates.    Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

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  we advise the Pass Through Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and we are unable to locate a qualified successor;

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  we, at our option, elect to terminate the book-entry system through DTC; or

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  after the occurrence of specified events of default or other events specified in the related prospectus supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Pass Through Trust advise the Pass Through Trustee,

    DTC and us through DTC Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the Certificate Owners' best interest.

        Upon the occurrence of any such event, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

        Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee, in accordance with the procedures set forth in the Pass Through Trust Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Pass Through Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

        Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreement and the applicable Trust Supplements. Unless otherwise provided in a prospectus supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

Payments and Distributions

        Sabre Inc. will make scheduled rental payments under each Lease for each Property, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Indenture Trustees to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Mortgage Notes issued by such Owner Trustee. The Indenture Trustees will distribute such payments to the Pass Through Trustee for each Pass Through Trust that holds such Mortgage Notes. After the Indenture Trustees distribute such payments of principal and interest on the Mortgage Notes to the Pass Through Trustee for such Pass Through Trusts, the Indenture Trustees will, except under certain circumstances, pay the remaining balance, if any, of such scheduled rental payments to the Owner Trustee for the benefit of the related Owner Participant.

        Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, payments of principal, premium, if any, and interest with respect to the Mortgage Notes held in each Pass Through Trust received by the Pass Through Trustee will be distributed by the Pass Through Trustee to Certificateholders of such Pass Through Trust on the dates and in the currency specified in a prospectus supplement, except in certain cases when some or all of such Mortgage Notes are in default as described in a prospectus supplement.

        Payments of principal of and interest on the Mortgage Notes held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in a prospectus supplement. We refer to such scheduled payments of principal and interest as "Scheduled Payments" and we refer to the dates specified in a prospectus supplement for distribution of Scheduled Payments by the Pass Through Trustee to the Certificate holders as "Regular Distribution Dates."

        Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on or before such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will on the date received be distributed to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the holders in whose names the Pass Through Certificates of such Pass Through Trust are registered at the close of business on the 15th day before such Regular Distribution Date, subject to the exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each Certificateholder of a Pass Through Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Mortgage Notes held in such Pass Through Trust.

        The Pass Through Trustee will distribute the following payments ("Special Payments") on the date or dates determined as described in a prospectus supplement (each, a "Special Distribution Date"):

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  Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of the early redemption or purchase, if any, of any of the Mortgage Notes held in a Pass Through Trust,

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  payments received by the Pass Through Trustee following an Event of Default in respect of any Mortgage Notes, including payments received by the Pass Through Trustee on account of the sale of such Mortgage Notes by the Pass Through Trustee or payments received by the Pass Through Trustee with respect to the Mortgage Notes on account of the purchase of such Mortgage Notes by the related Owner Trustee or Owner Participant, and

  •
  any other payments designated as Special Payments in the applicable Trust Supplement.

        The Pass Through Trustee will mail notice to the Certificateholders of record of the applicable Pass Through Trust stating any such anticipated Special Distribution Date.

        If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

Pool Factors

        Unless otherwise described in a prospectus supplement, the "Pool Balance" for each Pass Through Trust, as of any date, will equal:

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  the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust, minus

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  the aggregate amount of all payments made in respect of the Pass Through Certificates of such Pass Through Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith.

        The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Mortgage Notes or other Pass Through Trust Property held in such Pass Through Trust and the distribution thereof to be made on that date.

        Unless otherwise described in a prospectus supplement, the "Pool Factor" for each Pass Through Trust, as of any Regular Distribution Date or Special Distribution Date, will equal the quotient of:

  •
  the Pool Balance, divided by

  •
  the aggregate original face amount of the Pass Through Certificates of such Pass Through Trust.

        The Pool Factor will be rounded to the seventh decimal place. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Mortgage Notes or other Pass Through Trust Property held in such Pass Through Trust and the distribution to be made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust.

        The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Pass Through Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pass Through Trustee will mail the Pool Factor and the Pool Balance for each Pass Through Trust to Certificateholders of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

        The Pool Factor for each Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Mortgage Notes held in such Pass Through Trust, unless there has been:

  •
  an early redemption of one or more of the Mortgage Notes,

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  a purchase of one or more of the Mortgage Notes by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below),

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  a default in the payment of principal in respect of one or more issues of the Mortgage Notes, or

  •
  specified actions have been taken following a default on the Mortgage Notes.

        In the event of such redemption, purchase or payment default, if such payment is not made within five days of the Regular Distribution Date, the Pool Factor and the Pool Balance of each Pass Through Trust so affected will be recomputed after giving effect thereto, and the Pass Through Trustee will mail notice thereof to Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

Reports to Certificateholders

        On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information:

  •
  the amount of such distribution allocable to principal and the amount allocable to premium, if any, per $1,000 in aggregate principal amount of Pass Through Certificates for such Pass Through Trust;

  •
  the amount of such distribution allocable to interest per $1,000 in aggregate principal amount of Pass Through Certificates for such Pass Through Trust;

  •
  the Pool Balance and the Pool Factor for such Pass Through Trust; and

  •
  such additional or different information as may be described in a prospectus supplement.

        As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Pass Through Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

        In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing:

  •
  the sum of the amounts of all distributions allocable to principal and the amounts allocable to premium, if any, per $1,000 in aggregate principal amount of Pass Through Certificates for such Pass Through Trust for such calendar year or the applicable portion of such calendar year in which such person was a Certificateholder;

  •
  the sum of the amounts of all distribution allocable to interest per $1,000 in aggregate principal amount of Pass Through Certificates for such Pass Through Trust for such calendar year or the applicable portion of such calendar year in which such person was a Certificateholder; and

  •
  such other items as are readily available to the Pass Through Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns.

Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants and will be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

        At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

Voting of Mortgage Notes

        Subject to the effect of any cross-subordination or intercreditor provisions described in a prospectus supplement and to the rights of the providers of any liquidity facility or other credit enhancement agreement, the Pass Through Trustee, as holder of the Mortgage Notes held in Pass Through Trust, has the right to vote and give consents and waivers in respect of such Mortgage Notes under the related Indenture. The Pass Through Trust Agreement and related Trust Supplement will set forth:

  •
  the circumstances in which the Pass Through Trustee may direct any action or cast any vote as the holder of the Mortgage Notes held in the applicable Pass Through Trust at its own discretion;

  •
  the circumstances in which the Pass Through Trustee will seek instructions from the Certificateholders of such Pass Through Trust; and

  •
  if applicable, the percentage of Certificateholders required to direct the Pass Through Trustee to take any such action.

        If specified in a prospectus supplement, the right of a Pass Through Trustee to vote and give consents and waivers with respect to the Mortgage Notes held in the related Pass Through Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such prospectus supplement.

Events of Default and Material Rights upon an Event of Default

        The Pass Through Trust Agreement will define an "Event of Default" for any Pass Through Trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Pass Through Trust, however, may be varied by a Trust Supplement and described in a prospectus supplement. In addition, a prospectus supplement may specify the events of default under the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default will include specified events of default under the related Leases (a "Lease Event of Default"). With respect to any Mortgage Notes that are supported by a liquidity facility or other credit enhancement arrangement, the Indenture Events of Default may include events of default under such liquidity facility or arrangement.

        As will be described in a prospectus supplement, Mortgage Notes issued under the same Indenture may relate only to a single specific Property and there may be no cross-collateralization or cross-default provisions in such Indenture. As a result, events resulting in an Indenture Event of Default under any particular Indenture may not necessarily result in an Indenture Event of Default under any other Indenture. However, since the Mortgage Notes issued under any single Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Pass Through Trust. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, notwithstanding the treatment of Mortgage Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on the Mortgage Notes issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Pass Through Trust.

        The ability of the applicable Owner Trustee or Owner Participant under an Indenture to cure Indenture Events of Default, including an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in a prospectus supplement. Unless otherwise provided in a prospectus supplement, in a case of any Pass Through Certificates or Mortgage Notes entitled to the benefits of a liquidity facility or other credit enhancement arrangement, a drawing or other payment under any such liquidity facility or arrangement for the purpose of making a payment of principal or interest as a result of the failure by Sabre Inc. to have made a corresponding payment will not cure an Indenture Event of Default related to such failure by Sabre Inc.

        The ability of the holders of the Pass Through Certificates issued with respect to any one Pass Through Trust to cause the Indenture Trustee with respect to any Mortgage Notes held in such Pass Through Trust to accelerate the payment of such Mortgage Notes under an Indenture or to direct the exercise of remedies by the Indenture Trustee under that Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Mortgage Notes outstanding under the Indenture and held in such Pass Through Trust to the aggregate principal amount of all Mortgage Notes outstanding under the Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Pass Through Trust holding Mortgage Notes issued under an Indenture to cause the Indenture Trustee to accelerate such Mortgage Notes or to direct the exercise of remedies by the Indenture Trustee under such Indenture will depend, in part, upon the relative ranking of the Mortgage Notes held in such Pass Through Trust.

        Each Pass Through Trust may hold Mortgage Notes with different terms than the Mortgage Notes held in the other Pass Through Trusts. Therefore, the Certificateholders of each Pass Through Trust may have divergent or conflicting interests from Certificateholders of other Pass Through Trusts holding Mortgage Notes issued under the same Indenture. In addition, as long as the same institution acts as Pass Through Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Pass Through Trustee would likely resign as Pass Through Trustee of one or all such Pass Through Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Pass Through Trust Agreement.

        A prospectus supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Pass Through Trustee may or will sell for cash to any person all or part of the Mortgage Notes held in the related Pass Through Trust. The right to make any such sale may be exercisable by a person other than the Pass Through Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Pass Through Trustee upon any such sale that are distributable to the Certificateholders of such Pass Through Trust will be deposited in an account established by the Pass Through Trustee for the benefit of the Certificateholders of such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. The market for Mortgage Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Pass Through Trustee of multiple Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Mortgage Notes to available buyers. If the Pass Through Trustee sells any Mortgage Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Sabre Inc., Sabre Holdings, the Pass Through Trustee or any other person, including the related Owner Trustee or Owner Participant. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Mortgage Notes held in such Pass Through Trust so long as no related Indenture Events of Default existed.

        Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Pass Through Trustee of any Pass Through Trust by the Indenture Trustee(s) under any Indenture on account of the Mortgage Notes held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the special payments account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Mortgage Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Pass Through Trustee of any Pass Through Trust for any of the Mortgage Notes issued under such Indenture and held in such Pass Through Trust will be deposited in the special payments account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date.

        Any funds held by the Pass Through Trustee in the special payments account for such Pass Through Trust will, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in a prospectus supplement.

        The Pass Through Trust Agreement will provide that the Pass Through Trustee of each Pass Through Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Pass Through Trust, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Pass Through Trust known to the Pass Through Trustee; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Mortgage Notes held in such Pass Through Trust, the Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in a prospectus supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Pass Through Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

        The Pass Through Trust Agreement will contain a provision entitling the Pass Through Trustee of each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under the Pass Through Trust Agreement at the request of such Certificateholders.

        A prospectus supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Pass Through Trustee to waive, any past default or Event of Default with respect to such Pass Through Trust and its consequences. A prospectus supplement will also specify the percentage of Certificateholders of such Pass Through Trust, or of any other Pass Through Trust holding Mortgage Notes issued under related Indentures, entitled to waive, or to instruct the Pass Through Trustee or the Indenture Trustee to waive, any past Indenture Event of Default under any related Indenture and thereby annul any direction given with respect thereto.

Modifications of the Pass Through Trust Agreement

        The Pass Through Trust Agreement will contain provisions permitting Sabre Inc. and the Pass Through Trustee to enter into a supplement to the Pass Through Trust Agreement or, if applicable, to any Participation Agreement or to any intercreditor, subordination or like agreement or to any liquidity facility or other credit enhancement agreement, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

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  provide for the formation of a Pass Through Trust and the issuance of a series of Pass Through Certificates, or to add, or to change or eliminate, any provision affecting Pass Through Certificates not yet issued, including to make appropriate provisions for a Sabre Holdings Guarantee;

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  evidence the succession of another entity to Sabre Inc. and the assumption by such entity of Sabre Inc.'s obligations under the Pass Through Trust Agreement and any Trust Supplement, any Participation Agreement and any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or, if applicable, to evidence the succession of another entity to Sabre Holdings and the assumption by such entity of Sabre Holdings' obligations under any Sabre Holdings Guarantee;

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  add to the covenants of Sabre Inc. or Sabre Holdings for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon Sabre Inc. or Sabre Holdings in the Pass Through Trust Agreement, any Participation Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or Sabre Holdings Guarantee;

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  cure any ambiguity or correct any mistake or inconsistency contained in the Pass Through Certificates of any series, the Pass Through Trust Agreement, any Trust Supplement, any Participation Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any Sabre Holdings Guarantee;

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  make or modify any other provisions with respect to matters or questions arising under the Pass Through Certificates of any series, the Pass Through Trust Agreement, any Trust Supplement, any Participation Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any Sabre Holdings Guarantee as we may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

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  comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;

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  modify, eliminate or add to the provisions of the Pass Through Trust Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any Sabre Holdings Guarantee to the extent necessary to continue or obtain the qualification of the Pass Through Trust Agreement, including any supplemental agreement, or any such agreement or facility or other agreement or any Sabre Holdings Guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and add to the Pass Through Trust Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

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  provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts or add to or change any provision of the Pass Through Trust Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any Sabre Holdings Guarantee as necessary to facilitate the administration of the Pass Through Trusts thereunder by more than one Pass Through Trustee or to provide multiple liquidity facilities or other credit enhancements for any Pass Through Trust or Pass Through Trusts;

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  provide certain information to the Pass Through Trustee as required in the Pass Through Trust Agreement;

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  add to or change the Pass Through Certificates of any series, the Pass Through Trust Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates of such series in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates of such series in global form in addition to or in place of Pass Through Certificates of such series in certificated form;

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  provide for the delivery of Pass Through Certificates or any supplement to the Pass Through Trust Agreement in or by means of any computerized, electronic or other medium;

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  correct or supplement the description of any property of any Pass Through Trust; and

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  make any other amendments or modifications to the Pass Through Trust Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter;

provided, however, that, unless we tell you otherwise in a prospectus supplement or there shall have been obtained from certain rating agencies written confirmation that such supplement would not result in a reduction of the then current rating for Pass Through Certificates of the relevant Pass Through Trust or a withdrawal or suspension of the rating of any series of Pass Through Certificates, we will provide the Pass Through Trustee of the relevant Pass Through Trust with an opinion of counsel to the effect that such supplement will not cause such Pass Through Trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Pass Through Trust to become an association taxable as a corporation for U.S. federal income tax purposes.

        The Pass Through Trust Agreement will also contain provisions permitting Sabre Inc. and the Pass Through Trustee of each Pass Through Trust, with the consent of the Certificateholders of such Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust and with the consent of the Owner Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreement or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected:

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  reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Mortgage Notes held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or change any date or place of payment or change the currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due;

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  permit the disposition of any Mortgage Note held in such Pass Through Trust, except as provided in the Pass Through Trust Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement;

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  alter the priority of distributions specified in the relevant intercreditor or subordination agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series; or

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  reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust provided for in the Pass Through Trust Agreement or the applicable Trust Supplement whose holders are required to consent with respect to any such supplemental agreement or for any waiver provided for in the Pass Through Trust Agreement or such Trust Supplement.

Modification of Indenture and Related Agreements

        A prospectus supplement will specify the Pass Through Trustee's obligations in the event that the Pass Through Trustee, as the holder of any Mortgage Notes held in a Pass Through Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Mortgage Notes, including any Lease.

Termination of the Trusts

        The obligations of Sabre Inc. and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the applicable Trust Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination.

Delayed Purchase of Mortgage Notes

        In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Mortgage Notes contemplated to be held in the related Pass Through Trust, such Mortgage Notes may be purchased by the Pass Through Trustee at any time on or prior to the date specified in a prospectus supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Mortgage Notes will be held under an arrangement described in a prospectus supplement. Such an arrangement may include, without limitation:

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  the investment of such proceeds by the Pass Through Trustee in specified permitted investments;

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  the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent;

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  the purchase by the Pass Through Trustee of debt instruments issued on an interim basis by Sabre Inc. or Sabre Holdings or an affiliated entity; or

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  the purchase of Mortgage Notes issued prior to the purchase of the Property.

        Any such debt instrument may be secured by a collateral account or other security or Property described in a prospectus supplement. The arrangements with respect to the payment of interest on funds so held will be described in a prospectus supplement. If any such proceeds are not subsequently utilized to purchase Mortgage Notes as described in a prospectus supplement, such proceeds will be returned to the holders of such Pass Through Certificates.

Merger, Consolidation and Transfer of Assets

        Sabre Inc. will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless, in the case of a merger or consolidation where Sabre Inc. is not the surviving entity or in the case of the transfer of substantially all of Sabre Inc.'s assets, the successor or transferee entity shall be organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all of the obligations of Sabre Inc. pursuant to the Pass Through Trust Agreement.

The Pass Through Trustee

        The Pass Through Trustee for each series of Pass Through Certificates will be identified in a prospectus supplement. With certain exceptions, the Pass Through Trustee will make no representations as to the validity or sufficiency of the Pass Through Trust Agreement, the Trust Supplements, the Pass Through Certificates, the Mortgage Notes, the Indentures, the Leases or other related documents. The Pass Through Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Pass Through Trust Agreement. Subject to such provisions, such Pass Through Trustee will be under no obligation to exercise any of its rights or powers under the Pass Through Trust Agreement at the request of any holders of Pass Through Certificates unless they have offered to the Pass Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Pass Through Trustee in exercising such rights or powers. The Pass Through Trust Agreement provides that the Pass Through Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates and, subject to certain conditions, may otherwise deal with Sabre Holdings and Sabre Inc. and with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Pass Through Trustee.

        The Pass Through Trustee may also be the Indenture Trustee of any Indenture under which the Mortgage Notes are issued.

        The Pass Through Trustee may resign with respect to any or all of the Pass Through Trusts at any time, in which event Sabre Inc. will be obligated to appoint a successor trustee. We may remove a Pass Through Trustee if:

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  the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust,

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  becomes incapable of acting as Pass Through Trustee, or

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  becomes insolvent.

        In addition, upon the occurrence of any of these events, any person who has been a holder of Pass Through Certificates of a Pass Through Trust for at least six months may, on behalf of such person and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee for that Pass Through Trust and the appointment of a successor trustee.

        Any resignation or removal of the Pass Through Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different trustee.

        The Pass Through Trust Agreement will provide that we will pay the Pass Through Trustee's fees and expenses and indemnify the Pass Through Trustee against certain liabilities. In specified circumstances, the Pass Through Trustee will have a priority claim on the related Pass Through Trust Property to the extent such fees, expenses or indemnities are not paid.

DESCRIPTION OF THE MORTGAGE NOTES

        The following description is a summary of the material terms that we expect will be common to all Mortgage Notes. Most of the financial terms and other specific terms of any series of Mortgage Notes will be described in a prospectus supplement. Additional provisions with respect to the Mortgage Notes and the associated Lease transactions will be described in a prospectus supplement. Since the terms of the specific Mortgage Notes and other documents may differ from the general information provided below, you should rely on the prospectus supplement information instead of the information in a prospectus if the information in a prospectus supplement is different from the information below.

        Because the following description is a summary, it does not describe every aspect of the Mortgage Notes, and it is subject to and qualified in its entirety by reference to all of the provisions of the applicable Mortgage Notes, Indentures, Leases, Participation Agreements, trust agreements, intercreditor and subordination agreements, liquidity facilities or other credit enhancement arrangements and other agreements and arrangements relating to any series of Mortgage Notes.

General

        The Mortgage Notes will be issued under one or more Indentures between an Indenture Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of one or more Properties.

        The Mortgage Notes will be non-recourse obligations of the Owner Trustee. All of the Mortgage Notes issued under the same Indenture will relate to and will be secured by one or more specific Properties and, unless otherwise specified in a prospectus supplement, will not be secured by any other Property. In each case, the Owner Trustee will lease the related Property to Sabre Inc. pursuant to a separate Lease between such Owner Trustee and Sabre Inc.

        Mortgage Notes may be issued pursuant to delayed leasing arrangements, where the Owner Trustee may issue Mortgage Notes prior to the purchase of the related Property by such Owner Trustee or the commencement or assignment and assumption of any related Leases. A prospectus supplement will describe any such delayed leasing arrangements, including any arrangements for the collateralization of any such Mortgage Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Mortgage Notes will be deposited with a third party depositary or escrow agent.

        If the anticipated leasing transactions have not been completed as described in a prospectus supplement, such Mortgage Notes will be prepaid at the price specified in a prospectus supplement. Alternatively, if so specified in a prospectus supplement, Sabre Inc. at its option may convert the proposed leveraged lease financing into a type of financing available for owned property.

        Upon the commencement of a Lease, Sabre Inc. will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Mortgage Notes when due. The Mortgage Notes will not be direct obligations of, or guaranteed by, Sabre Inc. Sabre Inc.'s rental obligations under each Lease, however, will be general obligations of Sabre Inc.

        A prospectus supplement will describe any special financing or refinancing arrangements with respect to any Property, including whether a separate trust or other entity will issue notes secured by Mortgage Notes.

Principal and Interest Payments

        Interest received by the Pass Through Trustee on the Mortgage Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on the dates and at the rate per annum set forth in a prospectus supplement until the final distribution date for such Pass Through Trust. The Mortgage Notes may bear interest at a fixed or a floating rate and may be issued at a discount. Principal payments received by the Pass Through Trustee on the Mortgage Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust in scheduled amounts on the dates set forth in a prospectus supplement until the final distribution date for such Pass Through Trust. Payments on the Mortgage Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

        If any date scheduled for any payment of principal of, premium, if any, or interest on the Mortgage Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in a prospectus supplement.

Redemption

        A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related Mortgage Notes will or may be redeemed or purchased prior to their stated maturity, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to redemptions or purchases.

Security

        The Mortgage Notes will be secured by:

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  an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights, except for specified limited rights, including those described below, under any Lease with respect to the related Property, including the right to receive payments of rent; and

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  a first mortgage and security interest granted by such Owner Trustee to such Indenture Trustee in such Property, subject to the rights of Sabre Inc. under any Lease, and other property or rights, if any, described in a prospectus supplement.

        Unless and until an Indenture Event of Default with respect to a Property has occurred and is continuing, the Indenture Trustee may exercise only limited rights of the Owner Trustee under a Lease.

The assignment by the Owner Trustee to the Indenture Trustee of its rights under a Lease will exclude, among other things:

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  rights of such Owner Trustee and the related Owner Participant relating to indemnification by Sabre Inc. for certain matters;

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  insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Sabre Inc. under such Lease or by such Owner Trustee or such Owner Participant;

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  insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant;

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  any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts; and

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  certain reimbursement payments made by Sabre Inc. to such Owner Trustee.

        A prospectus supplement will describe the required insurance coverage with respect to each Property. Sabre Inc.'s obligations in respect of each Property will be those of a lessee under a "net lease." Accordingly, Sabre Inc. will be obligated, among other things, to pay all costs of operating and maintaining such Property.

        Unless otherwise specified in a prospectus supplement, the Mortgage Notes may not be cross-collateralized and consequently the Mortgage Notes issued in respect of any one Property may not be secured by any other Property or other security, including a Lease related to other Property.

        Funds, if any, held from time to time by the Indenture Trustee with respect to any Property, including funds held as the result of an event of loss with respect to such Property or a termination of a Lease, will be invested and reinvested by such Indenture Trustee, at the direction of Sabre Inc., except in the case of a Lease Event of Default under an applicable Lease, in investments described in the related Indenture. Sabre Inc. will pay the amount of any net loss resulting from any such investment directed by it.

Consequences of a Sabre Inc. Bankruptcy

        In the event a bankruptcy proceeding is instituted by or against Sabre Inc. under Title 11 of the United States Code (the "Bankruptcy Code"), Sabre Inc. or its bankruptcy trustee could seek to reject any or all of the outstanding Leases. If the bankruptcy court treated any such Lease as a true lease and authorized its rejection, the rejection of the Lease would constitute a breach of such Lease. If the bankruptcy court authorized modification of the automatic stay imposed by Section 362 of the Bankruptcy Code, the Owner Trustee could exercise remedies under applicable non-bankruptcy law to deprive Sabre Inc. of the use of the Property. If any Lease were rejected, payments thereunder would terminate, thereby leaving the Owner Trustee and Indenture Trustee without regular rent payments and with a claim for damages to pay amounts due under the Mortgage Notes issued in respect of the related Property. There can be no assurance that any such claim for damages would be sufficient to provide for the repayment of the Mortgage Notes issued under the Indenture related to such Lease. Under Section 502(b)(6) of the Bankruptcy Code, a claim by a lessor for damages resulting from the rejection by a debtor of a lease of real property is limited to an amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or the next 15 percent of the remaining term of the Lease, not to exceed three years, plus rent already due but unpaid. Regardless of any limitations on damages pursuant to Section 502(b)(6) of the Bankruptcy Code, if the bankruptcy court treated any such Lease as a true lease, authorized its rejection and modified the automatic stay, the Indenture Trustee could also realize upon its lien on and security interest in the related Property, which would not be affected by such rejection, to recover any additional unpaid amounts on the Mortgage Notes. If the Bankruptcy Court treated any such Lease as a financing lease, the amount owed by Sabre Inc. would be secured by the lien and security interest in favor of the Indenture Trustee. Sabre Inc. would be permitted to continue to use the Property so long as Sabre Inc. made adequate protection payments and provided the Indenture Trustee with payments with a present value equal to the lesser of the amount of the Mortgage Notes or the value of the Property.

Payments and Limitation of Liability

        Each Property will be leased by the related Owner Trustee to Sabre Inc. for a term expiring on a date not earlier than the latest maturity date of the Mortgage Notes issued with respect to such Property, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by Sabre Inc. under each such Lease will be assigned by the Owner Trustee under the related Indenture to the related Indenture Trustee to provide the funds necessary to pay principal of, premium on and interest due from such Owner Trustee on the Mortgage Notes issued under such Indenture. In certain cases, the rent and other mandatory payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent and other mandatory payments by Sabre Inc. be less than the scheduled payments of principal and interest on the related Mortgage Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Mortgage Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. Sabre Inc.'s obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Sabre Inc.

        Unless Sabre Inc. purchases a Property and assumes the Mortgage Notes related thereto, the Mortgage Notes will not be obligations of, or guaranteed by, Sabre Inc. Neither the Owner Trustee nor the Owner Participant nor the Indenture Trustee will be personally liable to any holder of any Mortgage Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Indenture Trustee, for any liability under such Indenture. Except when Sabre Inc. has assumed any Mortgage Notes, all amounts payable under any Mortgage Notes, other than payments made in connection with an optional redemption or purchase of Mortgage Notes by the related Owner Trustee or the related Owner Participant, will be made only from the assets subject to the lien of the Indenture with respect to such Property and their proceeds, including rent payable by Sabre Inc. under the Lease with respect to such Property, or from any applicable liquidity facility or other credit enhancement arrangement.

Defeasance of the Indentures and the Mortgage Notes in Certain Circumstances

        Unless otherwise specified in a prospectus supplement, the obligations under an Indenture of the related Owner Trustee will be deemed to have been discharged, except for certain obligations, including the obligations to register the transfer or exchange of Mortgage Notes, to replace stolen, lost, destroyed or mutilated Mortgage Notes and to maintain paying agencies and hold money for payment in trust, on the date of irrevocable deposit with the related Indenture Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Mortgage Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been a change in federal tax law as in effect on the date of this prospectus or there has been published by the Internal Revenue Service a ruling to the effect that holders of such Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

        Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Mortgage Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Indenture Trustee of money sufficient therefor, the holders of such Mortgage Notes will have no beneficial interest in or other rights with respect to the related Property or other assets subject to the lien of such Indenture and such lien will terminate.

Assumption of Obligations by Sabre Inc.

        If specified in a prospectus supplement with respect to any Property, Sabre Inc. may purchase such Property prior to the end of a term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee, other than its obligations in its individual capacity, under the Indenture with respect to such Property, including the obligation to make payments in respect of the related Mortgage Notes. In such event, certain relevant provisions of the related Lease, including, among others, provisions relating to maintenance, possession and use of the related Property, liens, insurance and events of default will be incorporated into such Indenture, and the Mortgage Notes issued under such Indenture will continue to be outstanding and secured by such Property. The terms and conditions of any such assumption will be described in a prospectus supplement.

Owner Participant; Revisions to Agreements

        If specified in a prospectus supplement, at the time Pass Through Certificates are issued, Sabre Inc. may still be seeking Owner Participants with respect to the trusts relating to certain of the Properties. Sabre Inc. or an affiliate will hold the beneficial interest under the trust agreement relating to each such Property until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Property. Any outside limit on such date will be specified in a prospectus supplement. Sabre Inc. or its affiliate will transfer to such Owner Participant on such date Sabre Inc.'s or such affiliate's beneficial interest under such Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to the Property may differ from the description of such agreements contained in a prospectus supplement. A prospectus supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

        Some of the Mortgage Notes related to a specific Property may be subordinated and junior in right of payment to other Mortgage Notes or other debt related to the same Property. In such event, a prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of Mortgage Notes, the ability of each such class of Mortgage Notes to exercise remedies with respect to the relevant Property and the Leases and certain other intercreditor terms and provisions.

        The Mortgage Notes issued under an Indenture may be held in more than one Pass Through Trust, and a Pass Through Trust may hold Mortgage Notes issued under more than one Indenture. Unless otherwise described in a prospectus supplement, however, only Mortgage Notes having the same priority of payment may be held in the same Pass Through Trust. A Pass Through Trust that holds Mortgage Notes that are junior in payment priority to the Mortgage Notes held in another related Pass Through Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Pass Through Trust. In addition, the Pass Through Trustee on behalf of one or more Pass Through Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Pass Through Trust or Pass Through Trusts before they are made to the Certificateholders of one or more other Pass Through Trusts. For example, such an agreement may provide that payments made to a Pass Through Trust on account of a subordinate class of Mortgage Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust that holds senior Mortgage Notes issued under that Indenture or any related Indentures.

        A prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Pass Through Trust that is required in order to:

  •
  grant waivers of defaults under any related Indenture,

  •
  consent to the amendment or modification of any related Indenture, or

  •
  direct the exercise of remedies under any related Indenture.

        Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any "Liquidity Facility" described below.

Liquidity Facility

        A prospectus supplement may provide that a "Liquidity Facility" will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the Mortgage Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any Mortgage Notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the Liquidity Facility. The institution or institutions providing any Liquidity Facility will be identified in a prospectus supplement. Unless otherwise provided in a prospectus supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the related Mortgage Notes and on the Pass Through Trust Property of the related Pass Through Trusts.

Guarantee of Sabre Holdings Corporation

        Our parent, Sabre Holdings Corporation, will guarantee fully and unconditionally the full and prompt payment of any or all amounts payable by us under the related Leases when and as such amounts become due and payable. We will describe the terms of the guarantee in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, such guarantee will be enforceable without any need first to enforce any related Lease against Sabre Inc., and will be an unsecured obligation of Sabre Holdings.

ERISA CONSIDERATIONS

        In this prospectus, we refer to the Employee Retirement Income Security Act of 1974, as amended, as ERISA. If you intend to use plan assets (as discussed below) to purchase Pass Through Certificates, you should consult your counsel about the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transactions provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

        For the purposes of this discussion, we refer to employee benefit plans, certain other retirement plans and arrangements, including individual retirement accounts and annuities, and any entity holding the assets of any such plan, account, or annuity, such as a bank common investment fund or an insurance company general or separate account, as "plans." Generally, a person who exercises discretionary authority or control over the assets of a plan will be considered a fiduciary of the plan under ERISA. Before investing in a Pass Through Certificate, a plan fiduciary should determine whether such investment is permitted under the plan documents and the instruments governing the plan, is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio and is permissible under applicable law. In making this determination, the plan fiduciary should take into account the limited liquidity of the Pass Through Certificates.

        ERISA and the Code prohibit a wide range of transactions involving the plan assets and persons who have certain specified relationships to the plan such as "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Thus, a plan fiduciary considering an investment in the Pass Through Certificates should also determine whether such investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code. Further, an investment in the Pass Through Certificates by a plan might result in the Mortgage Notes of the related Pass Through Trust being deemed to constitute "plan assets." In such case, the operation of the Pass Through Trust might give rise to one or more non-exempt prohibited transactions under ERISA or the Code. Moreover, the plan fiduciary might be deemed to have improperly delegated its investment management responsibilities with respect to those assets of the Pass Through Trust deemed to be plan assets to the Pass Through Trustee.

        Neither ERISA nor the Code provides a comprehensive definition of the term "plan assets." According to Section 2510.3-101 of the United States Department of Labor regulations, in general, when a plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets include both the equity interest and the undivided interest in each of the underlying assets of the entity, unless it is established that either the entity is an "operating company" or the plan's, together with all other plans described below, equity participation in the entity is not "significant."

        In general, the DOL regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features.

        A plan's participation in the Pass Through Certificates would not be "significant" if, immediately after the most recent acquisition of the Pass Through Certificates, less than 25% of the value of the Pass Through Certificates is held by the plan, other ERISA employee benefit plans (whether or not subject to Title I of ERISA), Code Section 4975(e)(1) "plans", which include IRAs and Keogh plans, and certain entities whose underlying assets include plan assets by reason of a plan's investment in the entity, all as determined under the DOL regulations. If the participation is not "significant," the plan assets would not include the undivided interest in each of the underlying assets of the entity.

        Ownership of the Pass Through Certificates will not be restricted or monitored. ERISA plans, certain other plans not subject to ERISA, IRAs and Keogh plans, and certain other entities, which we refer to collectively as benefit plan investors may hold 25% or more of the Pass Through Certificates during the term of the Pass Through Certificates. Accordingly, under the DOL regulations, a plan investment in the Pass Through Certificates during the period such aggregate benefit plan investor holdings equal or exceed 25% would, in effect, be considered an investment in the corresponding Mortgage Notes and an ongoing loan to the Owner Trustee for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Therefore, if any of the assets of a Pass Through Trust are considered plan assets, a plan's investment in the Pass

Through Certificates could result in a prohibited transaction or an impermissible delegation of authority.

        Further, one or more of the initial purchasers, the Pass Through Trustee, we or any of our respective affiliates may be a party in interest or a disqualified person with respect to the plan acquiring, holding or disposing of the Pass Through Certificates. In such case, acquisition, holding or disposition of the Pass Through Certificates could give rise to a direct or indirect prohibited transaction, regardless of whether the assets of a Pass Through Trust are considered plan assets.

        A prohibited transaction may be exempt under ERISA and the Code if the Pass Through Certificates were acquired, held or disposed of in accordance with one or more statutory or administrative exemptions. Among the administrative Prohibited Transaction Class Exemptions or "PTCEs":

  •
  PTCE 75-1 exempts certain transactions involving employee benefit plans and registered broker-dealers and certain reporting dealers and banks;

  •
  PTCE 84-14 exempts certain transactions involving an independent qualified professional asset manager;

  •
  PTCE 90-1 exempts certain transactions involving insurance company pooled separate accounts;

  •
  PTCE 91-38 exempts certain transactions involving bank collective investment funds;

  •
  PTCE 95-60 exempts certain transactions involving insurance company general accounts; and

  •
  PTCE 96-23 exempts certain transactions involving a qualified in-house asset manager.

        Some of the exemptions, however, do not afford relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the Pass Through Certificates. Thus, a plan fiduciary considering an investment in the Pass Through Certificates should consider whether the acquisition, the continued holding, or the disposition might constitute or give rise to a non-exempt prohibited transaction.

        ERISA also prohibits a plan fiduciary from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the district courts of the United States, except under certain circumstances. Before investing in a Pass Through Certificate, a plan fiduciary should consider whether its acquisition, holding or disposition of a Pass Through Certificate would satisfy such indicia of ownership rules.

        Each person who acquires or accepts a Pass Through Certificate will be deemed by such acquisition or acceptance to have represented and warranted that either (i) no plan assets have been used to acquire such Pass Through Certificate; or (ii) the acquisition and holding of such Pass Through Certificate do not constitute a prohibited transaction under ERISA and the Code or are exempt from the prohibited transaction restrictions of ERISA and the Code according to one or more Prohibited Transaction Class Exemptions.

        A plan fiduciary and each fiduciary for a governmental or church plan subject to rules similar to those imposed on plans under ERISA considering the purchase of Pass Through Certificates should consult its tax and/or legal advisors regarding the circumstances under which the assets of a Pass Through Trust would be considered plan assets, the availability, if any, of exemptions from any potential prohibited transaction and other fiduciary issues and their potential consequences.

PLAN OF DISTRIBUTION

        Any of the securities being offered by this prospectus may be sold:

  •
  through agents,

  •
  to or through underwriters,

  •
  through dealers,

  •
  directly by us to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any such methods of sale.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price, or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in a prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if utilized.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. A prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of Sabre Holdings Corporation, appearing in Sabre Holdings Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Sabre Holdings Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following location of the Commission:

Judiciary Plaza, Room 10024
450 Fifth Street, N.W
Washington, D.C. 20549

        You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

        The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is www.sec.gov.

        You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Sabre Holdings Corporation and Sabre Inc., along with other co-registrants, have filed jointly with the Commission a registration statement on Form S-3 that registers, among other securities, the securities we may offer by this prospectus and any accompanying prospectus supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities to be offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

        This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING	PERIOD
Annual Report on Form 10-K, as amended	Year ended December 31, 2002

        We incorporate by reference additional documents that we may file with the Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering, including all such documents we may file with the Commission after the date of the initial registration statement and prior to effectiveness of the registration statement. These documents include reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than filings under Item 9), as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Corporate Secretary
Sabre Holdings Corporation
3150 Sabre Ave.
Southlake, Texas 76092
(682) 605-1000

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, in any related prospectus supplement or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission registration fee	$92,000
Blue Sky fees and expenses	1,500
Printing and engraving fees and expenses	150,000
Trustees' fees and expenses	25,000
Rating agency fees	1,000,000
Accountants' fees and expenses	200,000
Legal fees and expenses	240,000
Miscellaneous	300,000

Total	$2,008,500	*

*
All fees and expenses will be paid by the Company. All fees and expenses other than the Securities and Exchange Commission filing fees are estimated.

Item 15. Indemnification of Directors and Officers.

        The registrant's bylaws provide that the registrant will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the registrant as a director or officer of the registrant, or is or was serving or has agreed to serve at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The registrant's bylaws further provide that the registrant may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee or agent of the registrant, or is or was serving or has agreed to serve at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

        The indemnification referred to in the preceding paragraph will be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, such indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the preceding two sentences, in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (a) the indemnification referred to in this paragraph will be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the registrant unless, and only to the extent that, the Delaware Court of Chancery, or the court in which such action or suit was brought, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, deems proper. To the extent that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding will be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the registrant. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the registrant's Board of Directors deems appropriate.

        The indemnification described in the preceding two paragraphs will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw of the registrant, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The registrant will purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the registrant as a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the provisions of the registrant's bylaws; provided, however, such insurance must be available on acceptable terms, which determination shall be made by a vote of a majority of the registrant's Board of Directors.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

        Any underwriting agreement, which will be filed as Exhibit 1.1 hereto, will provide that the underwriters named therein will indemnify and hold harmless the registrant and each director, officer or controlling person of the registrant from and against specific liabilities, including liabilities under the Securities Act.

        The registrant also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the registrant's directors and officers in their capacity as such.

Item 16. Exhibits and Financial Schedules.

    (a)
    Exhibits:

Exhibit Number		Exhibits
1.1*	—	Form of Underwriting Agreement
4.1	—	Second Restated Certificate of Incorporation, as amended, of the registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)
4.2	—	Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.3	—	Indenture, dated as of August 3, 2001, between the Registrant and SunTrust Bank, as trustee, relating to debt securities (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 7, 2001)
4.4	—	First Supplemental Indenture, dated as of August 7, 2001, between the Registrant and SunTrust Bank, as trustee, relating to 7.35% Notes due 2011 (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 7, 2001)
4.5*	—	Form of Debt Securities Indenture (including form of notes and guarantees)
4.6*	—	Form of Trust Debt Securities Indenture (including form of notes)
4.7*	—	Form of Warrant Agreement (including form of warrant)
4.8**	—	Certificate of Trust for SHC Capital Trust I
4.9**	—	Certificate of Trust for SHC Capital Trust II
4.10**	—	Certificate of Trust for SHC Capital Trust III
4.11**	—	Trust Agreement for SHC Capital Trust I
4.12**	—	Trust Agreement for SHC Capital Trust II
4.13**	—	Trust Agreement for SHC Capital Trust III
4.14*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust I
4.15*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust II
4.16*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust III
4.17*	—	Form of Trust Preferred Security
4.18*	—	Form of Trust Guarantee Agreement
4.19*	—	Form of Stock Purchase Contract
4.20*	—	Form of Stock Purchase Unit Agreement
4.21*	—	Form of Unit Agreement
4.22	—	Specimen of Class A Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)
4.23*	—	Form of Pass Through Trust Agreement for Sabre Inc. (including form of pass through certificates and guarantees)
5.1**	—	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered
5.2**	—	Opinion of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, as to the validity of the trust preferred securities being registered

8.1*	—	Tax Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
8.2*	—	Tax Opinion of special counsel to Pass Through Trustee
12.1	—	Statement of computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002).
23.1**	—	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See Exhibits 5.1 and 8.1)
23.2**	—	Consent of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware (See Exhibit 5.2)
23.3*	—	Consent of special counsel to Pass Through Trustee (See Exhibit 8.2)
23.4	—	Consent of Ernst & Young LLP, Dallas, Texas
24.1**	—	Powers of Attorney
25.1	—	Statement of eligibility of trustee on Form T-1 of SunTrust Bank relating to debt securities (incorporated by reference from Exhibit 25.1 to Amendment No. 1 to the Registrant's Registration Statement (No. 333-32106) on Form S-3, filed with the Commission on April 17, 2000)
25.2*	—	Statement of eligibility of trustee on Form T-1 for Trust Debt Securities
25.3*	—	Statement of eligibility of trustee on Form T-1 for Trust Agreements
25.4*	—	Statement of eligibility of trustee on Form T-1 for Pass Through Certificates

*
To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

**
Previously filed.

Item 17. Undertakings.

        (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic and current reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Sabre Holdings Corporation, and the co-registrants named below, certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Amendment No. 2 to its Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on March 27, 2003.

REGISTRANT

Sabre Holdings Corporation

By:
/s/ JAMES F. BRASHEAR James F. Brashear Corporate Secretary

CO-REGISTRANTS

Sabre Inc.
By:
/s/ JAMES F. BRASHEAR James F. Brashear Senior Vice President, Deputy General Counsel and Corporate Secretary

SHC Capital Trust I SHC Capital Trust II SHC Capital Trust III
By:
Sabre Holdings Corporation, as Depositor
By:
/s/ JAMES F. BRASHEAR James F. Brashear Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

REGISTRANT OFFICERS AND DIRECTORS

Signature	Title	Date

/s/ WILLIAM J. HANNIGAN
William J. Hannigan	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 27, 2003
/s/ JEFFERY M. JACKSON
Jeffery M. Jackson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 27, 2003
*
Royce S. Caldwell	Director	March 27, 2003
*
Paul C. Ely, Jr.	Director	March 27, 2003
*
Glenn W. Marschel, Jr.	Director	March 27, 2003
*
Bob L. Martin	Director	March 27, 2003
*
Pamela B. Strobel	Director	March 27, 2003
*
Mary Alice Taylor	Director	March 27, 2003
*
Richard L. Thomas	Director	March 27, 2003

CO-REGISTRANT OFFICERS AND DIRECTORS

Sabre Inc.

Signature	Title	Date

/s/ WILLIAM J. HANNIGAN
William J. Hannigan	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 27, 2003
/s/ JEFFERY M. JACKSON
Jeffery M. Jackson	Director, Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 27, 2003
*
Eric J. Speck	Director and Executive Vice President	March 27, 2003

Sabre Holdings Corporation, as depositor of
SHC Capital Trust I
SHC Capital Trust II
SHC Capital Trust III

Signature	Title	Date

/s/ WILLIAM J. HANNIGAN
William J. Hannigan	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 27, 2003
/s/ JEFFERY M. JACKSON
Jeffery M. Jackson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 27, 2003
*
Royce S. Caldwell	Director	March 27, 2003
*
Paul C. Ely, Jr.	Director	March 27, 2003
*
Glenn W. Marschel, Jr.	Director	March 27, 2003
*
Bob L. Martin	Director	March 27, 2003
*
Pamela B. Strobel	Director	March 27, 2003
*
Mary Alice Taylor	Director	March 27, 2003
*
Richard L. Thomas	Director	March 27, 2003
*By:	/s/ JAMES F. BRASHEAR James F. Brashear Attorney-in-Fact**

**By authority of power of attorney

EXHIBIT INDEX

    (a)
    Exhibits:

Exhibit Number		Exhibits
1.1*	—	Form of Underwriting Agreement
4.1	—	Second Restated Certificate of Incorporation, as amended, of the registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)
4.2	—	Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4.3	—	Indenture, dated as of August 3, 2001, between the Registrant and SunTrust Bank, as trustee, relating to debt securities (incorporated by reference from Exhibit 4.6 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 7, 2001)
4.4	—	First Supplemental Indenture, dated as of August 7, 2001, between the Registrant and SunTrust Bank, as trustee, relating to 7.35% Notes due 2011 (incorporated by reference from Exhibit 4.7 to the Registrant's Current Report on Form 8-K, filed with the Commission on August 7, 2001)
4.5*	—	Form of Debt Securities Indenture (including form of notes and guarantees)
4.6*	—	Form of Trust Debt Securities Indenture (including form of notes)
4.7*	—	Form of Warrant Agreement (including form of warrant)
4.8**	—	Certificate of Trust for SHC Capital Trust I
4.9**	—	Certificate of Trust for SHC Capital Trust II
4.10**	—	Certificate of Trust for SHC Capital Trust III
4.11**	—	Trust Agreement for SHC Capital Trust I
4.12**	—	Trust Agreement for SHC Capital Trust II
4.13**	—	Trust Agreement for SHC Capital Trust III
4.14*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust I
4.15*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust II
4.16*	—	Form of Amended & Restated Trust Agreement for SHC Capital Trust III
4.17*	—	Form of Trust Preferred Security
4.18*	—	Form of Trust Guarantee Agreement
4.19*	—	Form of Stock Purchase Contract
4.20*	—	Form of Stock Purchase Unit Agreement
4.21*	—	Form of Unit Agreement
4.22	—	Specimen of Class A Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000)
4.23*	—	Form of Pass Through Trust Agreement for Sabre Inc. (including form of pass through certificates and guarantees)
5.1**	—	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered
5.2**	—	Opinion of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, as to the validity of the trust preferred securities being registered
8.1*	—	Tax Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
8.2*	—	Tax Opinion of special counsel to Pass Through Trustee
12.1	—	Statement of computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002).
23.1**	—	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See Exhibits 5.1 and 8.1)
23.2**	—	Consent of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware (See Exhibit 5.2)
23.3*	—	Consent of special counsel to Pass Through Trustee (See Exhibit 8.2)
23.4	—	Consent of Ernst & Young LLP, Dallas, Texas
24.1**	—	Powers of Attorney

25.1	—	Statement of eligibility of trustee on Form T-1 of SunTrust Bank relating to debt securities (incorporated by reference from Exhibit 25.1 to Amendment No. 1 to the Registrant's Registration Statement (No. 333-32106) on Form S-3, filed with the Commission on April 17, 2000)
25.2*	—	Statement of eligibility of trustee on Form T-1 for Trust Debt Securities
25.3*	—	Statement of eligibility of trustee on Form T-1 for Trust Agreements
25.4*	—	Statement of eligibility of trustee on Form T-1 for Pass Through Certificates

*
To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

**
Previously filed.